Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

NORTHERN DISTRICT OF TEXAS

DALLAS DIVISION

In re: ADPT DFW HOLDINGS LLC, et al.,(1) Debtors.	§ § § § § § §	Chapter 11 Case No. 17-31432 Jointly Administered under Case No. 17-31432

DEBTORS’ FIRST AMENDED JOINT PLAN OF REORGANIZATION
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

Louis R. Strubeck, Jr. (SBT 19425600)

John N. Schwartz (SBT 00797397)

Liz Boydston (SBT 24053684)

Norton Rose Fulbright US LLP

2200 Ross Avenue, Suite 3600

Dallas, Texas 75201-7932

Telephone: (214) 855-8000

Facsimile:  (214) 855-8200

louis.strubeck@nortonrosefulbright.com

john.schwartz@nortonrosefulbright.com

liz.boydston@nortonrosefulbright.com

Bankruptcy Counsel to the Debtors and

Debtors in Possession

Dated:  July 19, 2017

(1)   The Debtors include all of the affiliated entities that are listed on the Appendix, attached hereto.

Table of Contents

ARTICLE I.	DEFINITIONS AND INTERPRETATION	2

1.1	Definitions	2
1.2	Interpretation; Application of Definitions; Rules of Construction	13
1.3	Reference to Monetary Figures	13
1.4	Controlling Document	13

ARTICLE II.	ADMINISTRATIVE EXPENSE CLAIMS, FEE CLAIMS, DIP FACILITY CLAIMS, AND PRIORITY TAX CLAIMS	14

2.1	Treatment of Administrative Expense Claims	14
2.2	Treatment of Fee Claims	14
2.3	Treatment of DIP Facility Claims	15
2.4	Treatment of Priority Tax Claims	15

ARTICLE III.	CLASSIFICATION OF CLAIMS AND INTERESTS	15

3.1	Classification in General	15
3.2	Substantive Consolidation	15
3.3	Summary of Classification of Claims and Interests	16
3.4	Elimination of Vacant Classes	16
3.5	Voting; Presumptions; Solicitation	17
3.6	Cramdown	17
3.7	No Waiver	17

ARTICLE IV.	TREATMENT OF CLAIMS AND INTERESTS	17

4.1	Class 1: Priority Non-Tax Claims	17
4.2	Class 2: Other Secured Claims	18
4.3	Class 3: Deerfield Secured Claims	18
4.4	Class 4: Medical Malpractice Claims	18
4.5	Class 5: General Unsecured Claims	19
4.6	Class 6: Subordinated Claims	19
4.7	Class 7: Existing Preferred Equity Interests	19
4.8	Class 8: Existing Common Equity Interests	19
4.9	Debtors’ Rights in Respect of Unimpaired Claims	20
4.10	Treatment of Vacant Classes	20
4.11	Intercompany Claims	20

ARTICLE V.	MEANS FOR IMPLEMENTATION	20

5.1	Substantive Consolidation	20
5.2	Establishment and Funding of Litigation Trust	21
5.3	Assumption of Executory Contracts and Unexpired Leases	21
5.4	Tax Receivable Agreement	21
5.5	Plan Funding	21

i

5.6	Cancellation of Existing Securities and Agreements	21
5.7	Cancellation of Certain Existing Security Interests	21
5.8	Officers and Boards of Directors	22
5.9	Dissolution of Creditors’ Committee and Equity Committee and Discharge of Patient Care Ombudsman	22
5.10	Post-Petition Capitalization	22
5.11	Authorization, Issuance, and Delivery of New Equity Interests	22
5.12	Corporate Reorganization	23
5.13	Restructuring Transactions	23
5.14	Separability	24

ARTICLE VI.	LITIGATION TRUST	24

6.1	Litigation Trust Agreement	24
6.2	Tax Treatment	24
6.3	Litigation Trust Assets	25
6.4	Litigation Trust Causes of Action	25
6.5	Medical Malpractice Claims and General Unsecured Claims Resolution	26
6.6	Transition Services and Preservation of Documents	26
6.7	Indemnification and Exculpation	26
6.8	Preservation of Privilege and Defenses	27
6.9	No Bonding of Litigation Trust Claims	27

ARTICLE VII.	DISTRIBUTIONS	27

7.1	Distributions Generally	27
7.2	Date of Distributions	27
7.3	Distribution Record Date	28
7.4	Disbursing Agent	28
7.5	Delivery of Distributions	28
7.6	Unclaimed Property	28
7.7	Satisfaction of Claims and Interests	29
7.8	Manner of Payment under Plan	29
7.9	De Minimis Cash Distributions	29
7.10	No Distribution in Excess of Amount of Allowed Claim or Interest	29
7.11	Allocation of Distributions between Principal and Interest	29
7.12	Exemption from Securities Laws	29
7.13	Setoffs and Recoupments	30
7.14	Rights and Powers of Disbursing Agent	30
7.15	Withholding and Reporting Requirements	30

ARTICLE VIII.	PROCEDURES FOR RESOLVING CLAIMS	31

8.1	Disputed Claims Process	31
8.2	Estimation of Claims	31
8.3	Claim Resolution Procedures Cumulative	32
8.4	No Distributions Pending Allowance	32

8.5	Distributions after Allowance	32

ARTICLE IX.	EXECUTORY CONTRACTS AND UNEXPIRED LEASES	32

9.1	General Treatment	32
9.2	Determination of Cure Disputes and Deemed Consent	33
9.3	Rejection Damages Claims	33
9.4	Insurance Policies	33
9.5	Reservation of Rights	34

ARTICLE X.	CONDITIONS PRECEDENT TO THE OCCURRENCE OF THE EFFECTIVE DATE	34

10.1	Conditions Precedent to the Effective Date	34
10.2	Waiver of Conditions Precedent	35
10.3	Effect of Failure of a Condition	35

ARTICLE XI.	EFFECT OF CONFIRMATION	35

11.1	Binding Effect	35
11.2	Vesting of Assets	35
11.3	Discharge of Claims against and Interests in the Debtors	36
11.4	Pre-Confirmation Injunctions and Stays	36
11.5	Injunction against Interference with Plan	36
11.6	Plan Injunction	36
11.7	Releases	37
11.8	Non-Released Parties	38
11.9	Exculpation	39
11.10	Injunction Related to Releases and Exculpation	39
11.11	Subordinated Claims	40
11.12	Retention of Causes of Action and Reservation of Rights	40
11.13	Ipso Facto and Similar Provisions Ineffective	40
11.14	Claims Against Directors and Officers	40
11.15	Confidentiality of Information Related to Patient Care Ombudsman	41

ARTICLE XII.	RETENTION OF JURISDICTION	41

12.1	Retention of Jurisdiction	41

ARTICLE XIII.	MISCELLANEOUS PROVISIONS	43

13.1	Exemption from Certain Transfer Taxes	43
13.2	Dates of Actions to Implement This Plan	43
13.3	Amendments	43
13.4	Revocation or Withdrawal of Plan	44
13.5	Severability	44
13.6	Governing Law	44
13.7	Immediate Binding Effect	45

13.8	Successors and Assigns	45
13.9	Entire Agreement	45
13.10	Computing Time	45
13.11	Exhibits to Plan	45
13.12	Notices	45
13.13	Reservation of Rights	46

Each of Adeptus Health Colorado Holdings LLC, Adeptus Health Inc., Adeptus Health LLC, Adeptus Health Management LLC, Adeptus Health Phoenix Holdings LLC, Adeptus Health Ventures LLC, ADPT Columbus Holdings LLC, ADPT DFW Holdings LLC, ADPT Houston Holdings LLC, ADPT New Orleans Holdings LLC, ADPT New Orleans Management LLC, ADPT-AZ MPT Holdings LLC, ADPT-AZ RE Holdings LLC, ADPT-CO MPT Holdings LLC, ADPT-CO RE Holdings LLC, ADPT-Columbus MPT Holdings LLC, ADPT-Columbus RE Holdings LLC, ADPT-DFW MPT Holdings LLC, ADPT-DFW RE Holdings LLC, ADPT-Houston MPT Holdings LLC, ADPT-Houston RE Holdings LLC, ADPT-LA MPT Holdings LLC, ADPT-LA RE Holdings LLC, AJNH Medical Center LLC, Alamo Heights SA Medical Center LLC, Algiers Medical Center LLC, Alvin Medical Center LLC, Anthem Medical Center LLC, Antoine Medical Center LLC, Arizona General ER LLC, Atascocita 1960 Medical Center LLC, Austin Brodie Medical Center LLC, Baytown Medical Center LLC, Bella Terra Medical Center LLC, Bender’s Landing Medical Center LLC, Blacklick Woods Medical Center LLC, Briar Forest-Eldridge Medical Center LLC, Broad Wagoner Medical Center LLC, Brushy Creek Medical Center LLC, Camelback 83rd Medical Center LLC, Cedar Park Lakeline Medical Center LLC, Centennial Medical Center LLC, Center Street DP Medical Center LLC, Chandler Germann Medical Center LLC, Chandler Heights Medical Center LLC, Cinco Ranch Medical Center LLC, Colonial Lakes Medical Center LLC, Colorado General Hospital LLC, Conroe Medical Center LLC, Converse Medical Center LLC, Copperwood Medical Center LLC, Creekside Forest Medical Center LLC, Culebra-Tezel Medical Center LLC, Zavala Medical Center LLC, Dublin Medical Center LLC, Eagles Nest Medical Center LLC, East Mesa Medical Center LLC, East Pflugerville Medical Center LLC, East Riverside Medical Center LLC, ECC Management, LLC, FCER Management, LLC, First Choice ER, LLC, First Texas Hospital Cy-Fair LLC, Four Points Medical Center LLC, Friendswood Medical Center LLC, FTH Houston Partners LLC, Garland Centerville Medical Center LLC, Gilbert Medical Center LLC, Gleannloch Farms Medical Center LLC, Glendale Medical Center LLC, Goodyear Medical Center LLC, Greenville Stacy Medical Center LLC, Guadalupe River Medical Center LLC, Hampden Tower Medical Center LLC, Helotes Medical Center LLC, Hilliard Medical Center LLC, Houston 9520 Jones Medical Center LLC, Houston FM 1960 Medical Center LLC, Katy ER Center LLC, Keller Medical Center LLC, Kingwood Medical Center LLC, Kuykendahl Medical Center LLC, La Porte Medical Center LLC, Lakewood Forest Medical Center LLC, League City Medical Center LLC, Legacy Trails Medical Center LLC, Lewis Center Medical Center LLC, Litchfield Park Medical Center LLC, Louetta Medical Center LLC, Marrero Medical Center LLC, Meadowbrook Heights Medical Center LLC, Medical Center of Crosby Lynchburg LLC, Medical Center of Spring Rayford Richards LLC, Mesa Tierra Medical Center LLC, Midlothian Medical Center LLC, Mountain Park Ranch Medical Center LLC, National Medical Professionals of Arizona LLC, National Medical Professionals of Ohio LLC, New Orleans East Medical Center LLC, Northwest Harris County Medical Center LLC, Ohio General ER LLC, Ohio General Hospital LLC, Opfree Licensing LP, OpFree RE Investments, Ltd., OpFree, LLC, Pearland 518 Medical Center LLC, Pearland Parkway Medical Center LLC, Pearland Sunrise Medical Center LLC, Pflugerville Medical Center LLC, Potranco Medical Center LLC, Provinces Medical Center LLC, Queen Creek Medical Center LLC, Rosenberg Medical Center LLC, Roy Richard Medical Center LLC, San Antonio Nacogdoches Medical Center LLC, San Tan Valley Medical Center LLC, Seguin Foster Medical Center LLC, Sienna Plantation Medical Center LLC, South Bend Medical Center LLC, South Carrier Medical Center LLC, South Green Oaks Medical Center LLC, Spanish Oaks Medical Center LLC, Spring 2920

Medical Center LLC, Spring Green Medical Center LLC, SSH Medical Center LLC, Sterling Ridge Medical Center II LLC, Sterling Ridge Medical Center LLC, Summerwood Medical Center LLC, Surprise Medical Center LLC, SW Chandler Medical Center LLC, Sycamore School Medical Center LLC, Tempe McClintock Baseline Medical Center LLC, Tempe Rural-Baseline Medical Center LLC, Texas Regional Hospital LLC, Victory Lakes Medical Center LLC, Wadsworth-Belleview Medical Center LLC, Waterside Medical Center LLC, White Settlement Medical Center LLC, Wilderness-Hardy Oak Medical Center LLC, and William Cannon Medical Center LLC, (each, a “Debtor,” and, collectively, the “Debtors”) proposes the following joint chapter 11 plan of reorganization pursuant to section 1121(a) of the Bankruptcy Code.  Capitalized terms used herein shall have the meanings set forth in section 1.1 below.

ARTICLE I.                                                                          DEFINITIONS AND INTERPRETATION.

1.1                               Definitions.

The following terms, as applicable, shall have the respective meanings specified below:

Administrative Expense Claim means any Claim for costs and expenses of administration of the Chapter 11 Cases pursuant to sections 327, 328, 330, 365, 503(b), 507(a)(2), or 507(b) of the Bankruptcy Code (other than DIP Facility Claims), including (a) the actual and necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors; (b) Fee Claims; and (c) all fees and charges assessed against the Estates pursuant to sections 1911 through 1930 of chapter 123 of title 28 of the United States Code.

Allowed means, with respect to any Claim or Interest (a) as to which the Debtors or the Litigation Trust Trustee, as applicable, and the holder of the Claim agree to the amount of the Claim or a court of competent jurisdiction has determined the amount of the Claim by Final Order; (b) any Claim or Interest that is compromised, settled, or otherwise resolved pursuant to the authority of the Debtors or the Litigation Trust Trustee, as applicable, in a Final Order of the Bankruptcy Court; (c) any Claim that is listed in the Schedules, if any are filed, as liquidated, non-contingent, and undisputed; or (d) any Claim or Interest expressly allowed hereunder; provided that, the Reorganized Debtors and the Litigation Trust Trustee shall retain all claims and defenses with respect to Allowed Claims that are reinstated or otherwise Unimpaired pursuant to this Plan.

Amended JV Agreements means, with respect to each Reorganized Debtor which will, as part of the Restructuring Transactions, modify or amend any agreements relating to any joint venture, such modified or amended agreement, which shall be included in the Plan Supplement.

Asset means all of the right, title, and interest of a Debtor in and to property of whatever type or nature (including, without limitation, real, personal, mixed, intellectual, tangible, and intangible property).

Bankruptcy Code means title 11 of the United States Code, as amended from time to time, as applicable to these Chapter 11 Cases.

Bankruptcy Court means the United States Bankruptcy Court for the Northern District of Texas having jurisdiction over the Chapter 11 Cases and, to the extent of any reference made under section 157 of title 28 of the United States Code or the Bankruptcy Court is determined not to have authority to enter a Final Order on an issue, the unit of such District Court having jurisdiction over the Chapter 11 Cases under section 151 of title 28 of the United States Code.

Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as amended from time to time, applicable to the Chapter 11 Cases, and any local rules of the Bankruptcy Court.

Business Day means any day other than a Saturday, a Sunday, or any other day on which banking institutions in New York, New York are authorized or required by law or executive order to close.

Cash means legal tender of the United States of America.

Cause of Action means any action, claim, cross-claim, third-party claim, cause of action, controversy, demand, right, Lien, indemnity, contribution, guaranty, suit, obligation, liability, debt, damage, judgment, account, defense, remedy, offset, power, privilege, license, and franchise of any kind or character whatsoever, known, unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, foreseen or unforeseen, direct or indirect, choate or inchoate, secured or unsecured, assertable directly or derivatively (including, without limitation, under alter ego theories), whether arising before, on, or after the Petition Date, in contract or in tort, in law or in equity, or pursuant to any other theory of law.  For the avoidance of doubt, Cause of Action includes:  (a) any right of setoff, counterclaim, or recoupment and any claim for breach of contract or for breach of duties imposed by law or in equity; (b) the right to object to Claims or Interests; (c) any claim pursuant to sections 362 or chapter 5 of the Bankruptcy Code; (d) any claim or defense including fraud, mistake, duress, and usury and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any claims under any state or foreign law, including, without limitation, any fraudulent transfer or similar claims.

Chapter 11 Case means, with respect to a Debtor, such Debtor’s case under chapter 11 of the Bankruptcy Code commenced on the Petition Date in the Bankruptcy Court, jointly administered with all other Debtors’ cases under chapter 11 of the Bankruptcy Code, and styled In re ADPT DFW Holdings LLC, et al., Case No. 17-31432-sgj11.

Claim means a “claim,” as defined in section 101(5) of the Bankruptcy Code, against any Debtor.

Class means any group of Claims or Interests classified under this Plan pursuant to section 1122(a) of the Bankruptcy Code.

Collateral means any Asset of an Estate that is subject to a Lien securing the payment or performance of a Claim, which Lien is not invalid and has not been avoided under the Bankruptcy Code or applicable nonbankruptcy law.

Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order.

Confirmation Hearing means the hearing to be held by the Bankruptcy Court regarding confirmation of this Plan, as such hearing may be adjourned or continued from time to time.

Confirmation Order means the order of the Bankruptcy Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code.

Contingent means, when used in reference to a Claim, any Claim, the liability for which attaches or is dependent upon the occurrence or happening of, or is triggered by, an event that has not yet occurred as of the date on which such Claim is sought to be estimated or on which an objection to such Claim is filed, whether or not such event is within the actual or presumed contemplation of the holder of such Claim and whether or not a relationship between the holder of such Claim and the applicable Debtor now or hereafter exists or previously existed.

Creditors’ Committee means the official committee of unsecured creditors that was appointed in the Chapter 11 Cases on May 1, 2017.

Cure Amount means the payment of Cash or the distribution of other property (as the parties may agree or the Bankruptcy Court may order) as necessary to (a) cure a monetary default by the Debtors in accordance with the terms of an executory contract or unexpired lease of the Debtors and (b) permit the Debtors to assume such executory contract or unexpired lease under section 365(a) of the Bankruptcy Code.

Debtor has the meaning set forth in the introductory paragraph of this Plan.

Debtor in Possession means, with respect to a Debtor, that Debtor in its capacity as a debtor in possession pursuant to sections 1101, 1107(a), and 1108 of the Bankruptcy Code.

Deerfield-MPT Agreement means that certain agreement, dated April 3, 2017, by and between MPT and the Deerfield Agent, which shall be included in the Plan Supplement.

Deerfield Agent means Deerfield Management Company, L.P., the agent under the Prepetition Credit Agreement.

Deerfield Deficiency Claims means the portions, if any, of the Deerfield Loan Claims that are unsecured pursuant to section 506(a) of the Bankruptcy Code, which shall be Allowed for all purposes under this Plan in the amount of the Deerfield Loan Claims less the Deerfield Secured Claims.

Deerfield Lenders means Deerfield Private Design Fund IV, L.P., Deerfield Partners, L.P., and Deerfield International Master Fund, L.P, the lenders under the Prepetition Credit Agreement, and any of their affiliated successors and affiliated assigns.

Deerfield Loan Claims means any and all Claims held by the Deerfield Parties against the Debtors arising under or related to the Prepetition Credit Agreement, including any Deerfield Secured Claims and Deerfield Deficiency Claims.

Deerfield Parties means the Deerfield Agent and the Deerfield Lenders.

Deerfield Secured Claims means the portions of the Deerfield Loan Claims that are Secured Claims, which shall be Allowed for all purposes under this Plan in an amount that is no more than $100.0 million.

Deerfield Severed Properties shall mean those certain facilities described in the Deerfield-MPT Agreement for which MPT agreed to sever or release from the MPT Leases.

Deerfield Trust Repayment Distributions means the repayment of the Litigation Trust Initial Funding, plus all interest due thereon, from the proceeds of the Litigation Trust in accordance with this Plan and the Litigation Trust Agreement.  The Deerfield Trust Repayment Distributions shall be made from proceeds of the Litigation Trust after fees and expenses of the Litigation Trust are paid in accordance with this Plan and the Litigation Trust Agreement.

Designated Debtors means Adeptus Health LLC and its subsidiaries, in which the Deerfield Parties shall receive the New Equity Interests.

DIP Facility means the senior secured superpriority financing facility approved in the DIP Facility Order.

DIP Facility Agent means Deerfield Agent, solely in its capacity as administrative agent under the DIP Facility Loan Agreement, its successors, assigns, or any replacement agent appointed pursuant to the terms of the DIP Facility Loan Agreement.

DIP Facility Claim means a Claim held by the DIP Facility Lenders or the DIP Facility Agent arising under or relating to the DIP Facility Loan Agreement or the DIP Facility Order, including any and all fees, interests, and accrued but unpaid interest and fees arising under the DIP Facility Loan Agreement.

DIP Facility Lenders means the lenders party to the DIP Facility Loan Agreement.

DIP Facility Loan Agreement means the Superpriority Secured Debtor-in-Possession Credit Agreement, dated as of April 19, 2017, by and among Adeptus Health, Inc., as Borrower, First Choice ER, LLC, Adeptus Health LLC, and certain subsidiaries of Borrower, as guarantors, the DIP Facility Agent, and the DIP Facility Lenders, with any assignments, amendments, modifications, or supplements thereto as permitted by the DIP Facility Order or any other order of the Bankruptcy Court.

DIP Facility Order means the Final Order (I) Authorizing Debtors to Obtain Post-Petition Financing; (II) Granting Liens, Security Interests and Superpriority Status; (III) Authorizing Use of Cash Collateral; (IV) Affording Adequate Protection; (V) Scheduling a Final Hearing; and (VI) Modifying the Automatic Stay, which was entered by the Bankruptcy Court on June 6, 2017 and authorized the Debtors to enter into the DIP Facility Loan Agreement and access the DIP Facility.

Disbursing Agent means any Person designated by the Litigation Trust Trustee to act as a disbursing agent under section 7.4 hereof.

Disclosure Statement means the Disclosure Statement for this Plan, as supplemented from time to time, which is prepared and will be distributed in accordance with sections 1125, 1126(b), or 1145 of the Bankruptcy Code, Bankruptcy Rules 3016 and 3018, or other applicable law.

Disputed means, with respect to a Claim, (a) any Claim, which Claim is disputed under section 8.1 of this Plan or as to which the Debtors or the Litigation Trust Trustee, as applicable, have interposed and not withdrawn an objection or request for estimation that has not been determined by a Final Order; (b) any Claim, proof of which was required to be filed by order of the Bankruptcy Court but as to which a proof of claim was not timely or properly filed; (c) any Claim that is listed in the Schedules, if any are filed, as unliquidated, contingent, or disputed and as to which no request for payment or proof of claim has been filed; (d) any Claim that is listed in the Schedules as undisputed, liquidated, or not contingent and as to which a proof of claim has been filed in amount that exceeds the scheduled amount; or (e) any Claim that is otherwise disputed by any of the Debtors or the Litigation Trust Trustee, as applicable, in accordance with applicable law or contract, which dispute has not been withdrawn, resolved, or overruled by a Final Order.  To the extent that only a portion of a Claim is Disputed, such Claim shall be deemed Allowed in the amount that is not Disputed and Disputed as to the balance of such Claim.

Distribution Record Date means, except as otherwise provided in this Plan, the Effective Date.

Effective Date means the date which is the first Business Day on which (a) all conditions to the effectiveness of this Plan set forth in section 10.1 hereof have been satisfied or waived in accordance with the terms of this Plan and (b) no stay of the Confirmation Order is in effect.

Equity Committee means the official committee of equity security holders that was appointed in the PubCo Chapter 11 Case on June 19, 2017.

Estate means the estate of a Debtor created under section 541 of the Bankruptcy Code.

Exculpated Parties means, collectively, and in each case in their capacities as such during the Chapter 11 Cases:  the Debtors, the Creditors’ Committee, the Equity Committee, the Patient Care Ombudsman, and their subsidiaries, affiliates, current officers and directors, principals, shareholders, members, partners, managers, employees, agents, advisory board members, financial advisors, attorneys, investment bankers, consultants, representatives, and all other retained estate professionals.

Existing Common Equity Interests means the Class A common stock that PubCo issued prior to the Petition Date.

Existing Equity Interests means all common stock, preferred stock, and membership interests, as applicable, of the Debtors issued and outstanding as of the Effective Date, whether or not transferable or fully vested, including the Existing Preferred Equity Interests and the Existing Common Equity Interests.

Existing Preferred Equity Interests means the Series A Preferred Stock that PubCo issued on or about November 7, 2016.

Fee Claim means a Claim for professional services rendered or costs incurred on or after the Petition Date through the Effective Date by Professional Persons.

Fee Escrow Account means an interest-bearing account in an amount equal to the total estimated amount of unpaid Fee Claims and funded by the Debtors on the Effective Date.

Final Order means an order, ruling, or judgment of the Bankruptcy Court (or other court of competent jurisdiction) that:  (a) is in full force and effect; (b) is not stayed; and (c) is no longer subject to review, reversal, vacatur, modification, or amendment, whether by appeal or by writ of certiorari; provided, that the possibility that a motion under Rules 50 or 60 of the Federal Rules of Civil Procedure or any analogous Bankruptcy Rule (or any analogous rules applicable in such other court of competent jurisdiction) may be filed relating to such order, ruling, or judgment shall not cause such order, ruling, or judgment not to be a Final Order.

General Unsecured Claim means any Claim, other than an Administrative Expense Claim, Fee Claim, Priority Tax Claim, Priority Non-Tax Claim, Other Secured Claim, Deerfield Secured Claim, Medical Malpractice Claim, or Subordinated Claim, that is not entitled to priority under the Bankruptcy Code or any Final Order of the Bankruptcy Court but which shall include, among others, the Deerfield Deficiency Claims and Rejection Claims.

Impaired means, with respect to a Claim, Interest, or a Class of Claims or Interests, “impaired” within the meaning of such term in section 1124 of the Bankruptcy Code.

Intercompany Claim means a Claim or a Cause of Action by a Debtor against another Debtor or any direct or indirect subsidiary or affiliate of the Debtors; provided, for the avoidance of doubt, shall not mean a Claim or Cause of Action by any Debtor against any former officer or director of any Debtor or any of the Sterling Parties.

Interest means any equity security (as defined in section 101(16) of the Bankruptcy Code) of a Debtor, including all shares, common stock, preferred stock, or other instrument evidencing any fixed or contingent ownership interest in any Debtor, including any option, warrant, or other right, contractual or otherwise, to acquire any such interest in a Debtor, whether or not transferable and whether fully vested or vesting in the future, that existed immediately before the Effective Date.

Lien has the meaning set forth in section 101(37) of the Bankruptcy Code.

Litigation Trust means the Litigation Trust established pursuant to this Plan and the Litigation Trust Agreement.

Litigation Trust Agreement means the Litigation Trust Agreement, as may be amended, supplemented, restated, or otherwise modified from time to time pursuant to the terms thereof, by and between the Debtors and the Litigation Trust Trustee, the form of which shall be subject to the approval of the Deerfield Parties, the then-current form of which shall be included in the Plan Supplement.

Litigation Trust Assets means the Litigation Trust Initial Funding, subject to deduction thereof from time to time in accordance with this Plan, and the Litigation Trust Causes of Action that have not already been settled as of the Effective Date.  Except as otherwise prescribed by this Plan or the Litigation Trust Agreement, the Litigation Trust Assets shall be transferred to the Litigation Trust by the Debtors or by any other Person then in possession of Litigation Trust Assets, as applicable, on the Effective Date.

Litigation Trust Beneficiaries means holders of Allowed Medical Malpractice Claims and Allowed General Unsecured Claims, as holders of the Litigation Trust Interests.

Litigation Trust Causes of Action means all Causes of Action of the Debtors against third parties and the proceeds thereof, in any case to the extent such Causes of Action are not released pursuant to this Plan, settled pursuant to this Plan, or released or settled pursuant to an order of the Bankruptcy Court, including, but not limited to, any and all Causes of Action which the Debtors may assert (a) against their current and former officers, directors, and affiliates and (b) under chapter 5 of the Bankruptcy Code.

Litigation Trust Initial Funding means the $2,000,000 loan contributed by the Deerfield Parties to the Litigation Trust on the Effective Date pursuant to this Plan and the Litigation Trust Agreement.  The Litigation Trust Initial Funding shall be repaid to the Deerfield Parties from proceeds of the Litigation Trust and shall bear interest at the rate of 10 percent (10%) per annum.

Litigation Trust Interests means the beneficial interests in the Litigation Trust.

Litigation Trust Oversight Board means the oversight board of three members, two of which appointed by the Deerfield Parties and one of which appointed by the Creditors’ Committee to oversee the Litigation Trust.  The members shall be set forth in the Plan Supplement.  Any compensation to be paid to the members of the Litigation Trust Oversight Board shall be paid:  first, from the Litigation Trust Initial Funding and, then, after such funding is exhausted, from other Litigation Trust Assets.

Litigation Trust Trustee means the Person selected by the Deerfield Parties pursuant to the Litigation Trust Agreement to serve as trustee of the Litigation Trust from time to time.  Any compensation to be paid to the Litigation Trust Trustee shall be paid:  first, from the Litigation Trust Initial Funding and, then, after such funding is exhausted, from other Litigation Trust Assets.

Litigation Trust Waterfall means the distributions from the Litigation Trust to the Litigation Trust Beneficiaries as follows: first, to pay the fees and expenses of the Litigation Trust, in full; second, to pay the Deerfield Trust Repayment Distributions, in full; third, to pay the Deerfield Parties an amount equal to the fees and expenses incurred by the Equity Committee and the Creditors’ Committee from August 18, 2017 through the Effective Date and paid by the Deerfield Parties, in full; fourth, to pay $7.5 million to holders of Allowed General Unsecured Claims, except for Deerfield on account of the Deerfield Deficiency Claims; fifth, to pay $17.5 million to Deerfield on account of the Deerfield Deficiency Claims; sixth, to pay, Pro Rata, the holders of Allowed General Unsecured Claims, including Deerfield as the holder of the Deerfield Deficiency Claims, until such Claims are paid in full, plus interest; and seventh, to pay, Pro Rata, the holders of Existing Equity Interests, with holders of Existing Preferred Equity Interests being paid in full, plus interest, ahead of holders of Existing Common Equity Interests.  Holders of Allowed Subordinated Claims shall be entitled to receive distributions hereunder, as determined by the Bankruptcy Court under the relevant provisions of section 510 of the Bankruptcy Code.

Medical Malpractice Claim means a Claim asserted in a pending action against one or more of the Debtors alleging medical malpractice or damages as a result of personal injury.

MPT means, collectively, MPT Op and MPT Lessors.

MPT Leases means the Debtors’ unexpired real property leases with MPT Op and the MPT Lessors, together with all security and other agreements executed in connection therewith.

MPT Lessors means MPT of Little Elm FCER, LLC, MPT of Brodie FCER, LLC, MPT of Nacogdoches FCER, LLC, MPT of Alvin FCER, LLC, MPT of Houston-Eldridge FCER, LLC, MPT of Cedar Hill FCER, LLC, MPT of Allen FCER, LLC, MPT of Frisco FCER, LLC, MPT of Champion Forest FCER, LLC, MPT of Missouri City FCER, LLC, MPT of Pearland FCER, LLC, MPT of Missouri City-Dulles FCER, MPT of Summerwood FCER, LLC, MPT of Fort Worth FCER, LLC, MPT of Carrollton AD, LLC, MPT of Converse FCER, LLC, MPT of McKinney FCER, LLC, MPT of Victory Lakes FCER, LLC, MPT of Conroe FCER, LLC, MPT of Houston Vintage AD, LLC, MPT of Helotes FCER, LLC, MPT of Highland Village FCER, LLC, MPT of Cinco Ranch FCER, LLC, MPT of Frisco-Eldorado FCER, LLC, MPT of Rosenberg FCER, LLC, MPT of Creekside FCER, LLC, MPT of Frisco Custer FCER, LLC, MPT of DeSoto FCER, LLC, MPT of Chandler FCER, LLC, MPT of Gilbert FCER, LLC, MPT of Glendale FCER, LLC, MPT of Chandler-Ray FCER, LLC, MPT of Goodyear FCER, LLC, MPT of San Tan Valley FCER, LLC, MPT of Mesa-Eastmark AD, LLC MPT of Glendale Camelback FCER, LLC, MPT of Plano Preston FCER, LLC, MPT of Houston Antoine FCER, LLC, MPT of Katy 1463 FCER, LLC, MPT of Potranco FCER, LLC, MPT of Garland FCER, LLC, MPT of DeZavala FCER, LLC, MPT of Austin Riverside FCER, LLC, MPT of Columbus Salem FCER, LLC, and MPT of Cypress Fry FCER, LLC, and MPT of Aurora FCER, LLC, MPT of Denver 48th FCER, LLC, MPT of Firestone FCER, LLC, MPT of Broomfield FCER, LLC, MPT of North Gate FCER, LLC, MPT of Thornton FCER, LLC, MPT of Fountain FCER, LLC, MPT of Commerce City FCER, LLC, MPT of Parker FCER, LLC, MPT of Longmont FCER, LLC, and MPT of Highlands Ranch FCER, LLC.

MPT Op means MPT Operating Partnership, L.P.

New Equity Interests means the stock shares or membership interests, as applicable, in the Designated Debtors to be issued to the Deerfield Parties on the Effective Date.

Other Secured Claim means any Secured Claim against a Debtor other than a Deerfield Secured Claim or a DIP Facility Claim.

Patient Care Ombudsman means Daniel T. McMurray, Director of Focus Management Group, USA, Inc., in his capacity as patient care ombudsman under section 333 of the Bankruptcy Code, as appointed by the U.S. Trustee.

Person means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, governmental unit (as defined in section 101(27) of the Bankruptcy Code), or other entity (as defined in section 101(15) of the Bankruptcy Code).

Petition Date means April 19, 2017, the date on which the Debtors commenced the Chapter 11 Cases.

Plan means this joint chapter 11 plan, including all appendices, exhibits, schedules, and supplements hereto (including, without limitation, any appendices, schedules, and supplements to this Plan included in the Plan Supplement), as may be modified from time to time in accordance with the Bankruptcy Code and the terms hereof.

Plan Distribution means the payment or distribution of consideration to holders of Allowed Claims and Interests under this Plan.

Plan Document means any of the documents, other than this Plan, to be executed, delivered, assumed, or performed in connection with the occurrence of the Effective Date, including, without limitation, the documents to be included in the Plan Supplement and the Amended JV Agreements of the applicable Reorganized Debtors, as may be modified or amended from time to time.

Plan Supplement means a supplemental appendix to this Plan containing, among other things, information required to be disclosed in accordance with section 1129(a)(5) of the Bankruptcy Code, substantially final forms of any Amended JV Agreements, amendments to executory contracts and unexpired leases which are to be assumed, as modified, as of the Effective Date, the Schedule of Rejected Contracts, the Schedule of Cure Amounts, and any other required documents set forth herein; provided, that, through the Effective Date, the Debtors shall have the right to amend documents contained in, and exhibits to, the Plan Supplement in accordance with the terms of this Plan.  The Plan Supplement shall be filed with the Bankruptcy Court and served on all counterparties to the executory contracts and unexpired leases that are identified therein not later than five (5) Business Days before the Voting Deadline.

Prepetition Credit Agreement means that certain Credit Agreement, dated October 6, 2015, as amended, modified, or supplemented from time to time, currently with the Deerfield Agent, as agent, and the Deerfield Lenders, as lenders.

Priority Non-Tax Claim means any Claim (other than a DIP Facility Claim, a Fee Claim, an Administrative Expense Claim, or a Priority Tax Claim) that is entitled to priority in payment as specified in section 507(a) of the Bankruptcy Code.

Priority Tax Claim means any Claim of a governmental unit (as defined in section 101(27) of the Bankruptcy Code) of the kind entitled to priority in payment under sections 502(i) and 507(a)(8) of the Bankruptcy Code.

Pro Rata means the proportion that an Allowed Claim or Interest in a particular Class bears to the aggregate amount of Allowed Claims or Interests in that Class.

Professional Person means any Person retained by order of the Bankruptcy Court in connection with these Chapter 11 Cases pursuant to sections 327, 328, 330, 331, 333, 503(b), or 1103 of the Bankruptcy Code, including the Patient Care Ombudsman but excluding any ordinary course professional retained pursuant to an order of the Bankruptcy Court.

PubCo means Adeptus Health Inc.

Rejection Claim means a claim arising from the Debtors’ rejection of an executory contract or a real property lease that is unexpired as of the Petition Date.

Released Parties means, collectively, and in each case in their capacities as such during the Chapter 11 Cases: (a) the Debtors; (b) the Debtors’ non-Debtor affiliates (other than the Sterling Parties); (c) the Deerfield Parties; (d) the DIP Facility Agent; (e) the DIP Facility Lenders; and (f) with respect to each of the foregoing entities set forth in subsections (c) through (e), such entities’ predecessors, successors, assigns, subsidiaries, affiliates, managed accounts and funds, current and former officers and directors, principals, shareholders, members, partners, managers, employees, subcontractors, agents, advisory board members, financial advisors, attorneys, investment bankers, consultants, representatives, management companies, fund advisors, and other professionals, and such entities’ respective heirs, executors, estates, servants, and nominees, in each case in their capacity as such.

Reorganized Debtors means the Debtors, as reorganized debtors as of the Effective Date in accordance with this Plan.

Restructuring means the financial restructuring of the Debtors, the principal terms of which are set forth in this Plan and the Plan Supplement.

Restructuring Transactions means one or more transactions pursuant to section 1123(a)(5) of the Bankruptcy Code to occur on the Effective Date, or as soon as reasonably practicable thereafter, that may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate this Plan, including (a) the consummation of the transactions provided for under or contemplated by this Plan; (b) the execution and delivery of appropriate agreements or other documents (including the Plan Documents) containing terms that are consistent with or reasonably necessary to implement the terms of this Plan and that satisfy the requirements of applicable law; (c) the execution and delivery of appropriate instruments (including the Plan Documents) of transfer, assignment, assumption, or delegation of any property, right, liability, duty, or obligation on terms consistent with the terms of this Plan; and (d) all other actions that the Debtors or Reorganized Debtors, as applicable, determine are necessary or appropriate and consistent with this Plan.

Schedule of Cure Amounts means the schedule of cure amounts which are to be paid with respect to the executory contracts and unexpired leases which are to be assumed pursuant to this Plan, as the same may be amended, modified, or supplemented from time to time in accordance with this Plan, which shall be included in the Plan Supplement.

Schedule of Rejected Contracts means the schedule of executory contracts and unexpired leases to be rejected by the Debtors pursuant to this Plan (which will include the effective dates that such executory contracts and unexpired leases shall be deemed to be rejected), as the same may be amended, modified, or supplemented from time to time in accordance with this Plan, which shall be included in the Plan Supplement.

Schedules means the schedules of Assets and liabilities, statements of financial affairs, lists of holders of Claims and Interests, and all amendments or supplements thereto filed by the Debtors with the Bankruptcy Court to the extent such filing is not waived pursuant to an order of the Bankruptcy Court.

Secured Claim means a Claim to the extent (a) secured by a Lien on property of a Debtor’s Estate, the amount of which is equal to or less than the value of such property (i) as set forth in this Plan, (ii) as agreed to by the holder of such Claim and the Debtors or the Litigation Trust Trustee, as applicable, or (iii) as determined by a Final Order in accordance with section 506(a) of the Bankruptcy Code or (b) subject to any setoff right of the holder of such Claim under section 553 of the Bankruptcy Code.

Securities Act means the Securities Act of 1933, as amended.

Security means any “security” as such term is defined in section 101(49) of the Bankruptcy Code.

Solicitation Package means those materials to be distributed by or on behalf of the Debtors to each record and beneficial holder of a Claim or Interest entitled to vote on this Plan.

Sterling Parties means Sterling Partners and its subsidiaries and affiliates (other than the Debtors), current officers and directors, principals, shareholders, members, partners, managers, employees, and agents.

Subordinated Claim means any Claim that is subject to (a) subordination under section 510 of the Bankruptcy Code or (b) equitable subordination as determined by the Bankruptcy Court in a Final Order, including, without limitation, any Claim (i) for or arising from the rescission of a purchase, sale, issuance, or offer of a Security of any Debtor; (ii) for damages arising from the purchase or sale of such a Security; or (iii) for reimbursement, indemnification, or contribution allowed under section 502 of the Bankruptcy Code on account of such Claim.

Tax Code means the Internal Revenue Code of 1986, as amended from time to time.

TRA means that certain Tax Receivable Agreement dated as of June 25, 2014 among PubCo and the persons named therein.

Unimpaired means any Claim, Interest, or Class of Claims or Interests that is not Impaired.

U.S. Trustee means the United States Trustee for Region 6.

Voting Deadline means the date established by the Bankruptcy Court by which ballots to accept or reject this Plan must be received.

Voting Record Date means the date established by the Bankruptcy Court for determining which creditors are entitled to vote on this Plan.

1.2                               Interpretation; Application of Definitions; Rules of Construction.

Unless otherwise specified, all section or exhibit references in this Plan are to the respective section in or exhibit to this Plan, as the same may be amended, waived, or modified from time to time in accordance with the terms hereof.  The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to this Plan as a whole and not to any particular section, subsection, or clause contained therein and have the same meaning as “in this Plan,” “of this Plan,” “to this Plan,” and “under this Plan,” respectively.  The words “includes” and “including” are not limiting.  The headings in this Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof.  For purposes herein:  (a) in the appropriate context, each term, whether stated in the singular or plural, shall include both the singular and plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (b) any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the reference document shall be substantially in that form or substantially on those terms and conditions; (c) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; and (d) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

1.3                               Reference to Monetary Figures.

All references in this Plan to monetary figures shall refer to the legal tender of the United States of America unless otherwise expressly provided.

1.4                               Controlling Document.

In the event of an inconsistency between this Plan and the Plan Supplement, the terms of the relevant document in the Plan Supplement shall control unless otherwise specified in such Plan Supplement document or this Plan.  In the event of an inconsistency between this Plan and any other instrument or document created or executed pursuant to this Plan, or between this Plan and the Disclosure Statement, this Plan shall control.  The provisions of this Plan and of the Confirmation Order shall be construed in a manner consistent with each other so as to effectuate the purposes of each; provided, that if there is determined to be any inconsistency between any provision of this Plan and any provision of the Confirmation Order that cannot be so reconciled, then, solely to the extent of such inconsistency, the provisions of the Confirmation Order shall govern, and any such provisions of the Confirmation Order shall be deemed a modification of this Plan.

ARTICLE II.                                                                     ADMINISTRATIVE EXPENSE CLAIMS, FEE CLAIMS, DIP FACILITY CLAIMS, AND PRIORITY TAX CLAIMS.

2.1                               Treatment of Administrative Expense Claims.

Except to the extent that a holder of an Allowed Administrative Expense Claim other than a Fee Claim agrees to a different treatment, on the Effective Date or as soon thereafter as is reasonably practicable (but in no event later than thirty (30) days after the Effective Date), the holder of such Allowed Administrative Expense Claim shall receive, on account of such Allowed Claim, Cash from the Reorganized Debtors in an amount equal to the Allowed amount of such Claim; provided, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors, as Debtors in Possession, shall be paid by the Debtors or the Reorganized Debtors, as applicable, in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any orders or agreements governing, instruments evidencing, or other documents establishing, such liabilities.

2.2                               Treatment of Fee Claims.

All Professional Persons seeking awards by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date under sections 327, 328, 330, 331, 333, 503(b)(2), 503(b)(3), 503(b)(4), 503(b)(5), or 1103 of the Bankruptcy Code shall (a) file, on or before the date that is forty-five (45) days after the Effective Date, their respective applications for final allowances of compensation for services rendered and reimbursement of expenses incurred and (b) be paid in Cash, and in such amounts as are Allowed by the Bankruptcy Court or authorized to be paid in accordance with the order(s) relating to or allowing any such Fee Claim, including, without limitation, the DIP Facility Order.  On the Effective Date, unless previously established pursuant to the terms of the DIP Facility Order, the Debtors shall establish and fund the Fee Escrow Account.  The Debtors shall fund the Fee Escrow Account with Cash equal to the Professional Persons’ good faith estimates of the Fee Claims in accordance with any limitations established by the DIP Facility Order.  Funds held in the Fee Escrow Account shall not be considered property of the Debtors’ Estates or property of the Reorganized Debtors, but shall revert to the Reorganized Debtors only after all Fee Claims allowed by the Bankruptcy Court have been irrevocably paid in full.  The Fee Escrow Account shall be held in trust for Professional Persons until all Fee Claims Allowed by the Bankruptcy Court have been paid in full.  Fees owing to the applicable Professional Persons shall be paid in Cash to such Professional Persons from funds held in the Fee Escrow Account when such Claims are Allowed by an order of the Bankruptcy Court or authorized to be paid in accordance with an order of the Bankruptcy Court establishing procedures for interim compensation and reimbursement of expenses.  The Reorganized Debtors shall have no obligation to pay any Fee Claims or fund any amounts to the Fee Escrow Account.

Any objections to Fee Claims shall be served and filed (a) no later than twenty-one (21) days after the filing of the final applications for compensation or reimbursement or (b) such later date as ordered by the Bankruptcy Court upon a motion of the Reorganized Debtors.

2.3                               Treatment of DIP Facility Claims.

In full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed DIP Facility Claim (and the Allowed Deerfield Secured Claims), holders of such Allowed DIP Facility Claims shall receive New Equity Interests in the Designated Debtors.  Thereafter, all obligations under the DIP Facility Loan Agreement shall terminate.

2.4                               Treatment of Priority Tax Claims.

Except to the extent that a holder of an Allowed Priority Tax Claim agrees to a different treatment, on the Effective Date or as soon thereafter as is reasonably practicable, the holder of such Allowed Priority Tax Claim shall receive, on account of such Allowed Priority Tax Claim, Cash from the Reorganized Debtors in an amount equal to the Allowed amount of such Claim; provided, that Allowed Priority Tax Claims representing liabilities incurred in the ordinary course of business by the Debtors, as Debtors in Possession, shall be paid by the Debtors or the Reorganized Debtors, as applicable, in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any orders or agreements governing, instruments evidencing, or other documents establishing, such liabilities.

ARTICLE III.                                                                CLASSIFICATION OF CLAIMS AND INTERESTS.

3.1                               Classification in General.

A Claim or Interest is placed in a particular Class for all purposes, including voting, confirmation, and distribution under this Plan and under sections 1122 and 1123(a)(1) of the Bankruptcy Code; provided, that a Claim or Interest is placed in a particular Class for the purpose of receiving distributions pursuant to this Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and such Claim or Interest has not been satisfied, released, or otherwise settled prior to the Effective Date.

3.2                               Substantive Consolidation.

Except as expressly provided in this Plan, each Debtor shall continue to maintain its separate corporate existence for all purposes other than the treatment of Claims under this Plan and distributions from the Litigation Trust.  Except as expressly provided in this Plan, (a) all Litigation Trust Assets (and all proceeds thereof) and all liabilities of each of the Debtors shall be deemed merged or treated as though they were merged into and with the assets and liabilities of each other, (b) no distributions shall be made under this Plan on account of Intercompany Claims among the Debtors, and all such Claims shall be eliminated and extinguished, (c) all guaranties of the Debtors of the obligations of any other Debtor shall be deemed eliminated and extinguished so that any Claim against any Debtor and any guarantee thereof executed by any Debtor and any joint or several liability of any of the Debtors shall be deemed to be one obligation of the consolidated Debtors, (d) each and every Claim filed or to be filed in any of the Chapter 11 Cases shall be treated filed against the consolidated Debtors and shall be treated one Claim against and obligation of the consolidated Debtors, and (e) for purposes of determining the availability of the right of set off under section 553 of the Bankruptcy Code, the Debtors shall be treated as one entity so that, subject to the other provisions of section 553 of the Bankruptcy Code, debts due to any of the Debtors may be set off against the debts of any of the other

Debtors.  Such substantive consolidation shall not (other than for purposes relating to this Plan) affect the legal and corporate structures of the Reorganized Debtors.  Moreover, such substantive consolidation shall not affect any subordination provisions set forth in any agreement relating to any Claim or Interest or the ability of the Reorganized Debtors or the Litigation Trust Trustee, as applicable, to seek to have any Claim or Interest subordinated in accordance with any contractual rights or equitable principles.  Notwithstanding anything in this section to the contrary, all post-Effective Date fees payable to the U.S. Trustee pursuant to 28 U.S.C. § 1930, if any, shall be calculated on a separate legal entity basis for each Debtor.

3.3                               Summary of Classification of Claims and Interests.

The following table designates the Classes of Claims against and Interests in the Debtors and specifies which Classes are:  (a) Impaired and Unimpaired under this Plan; (b) entitled to vote to accept or reject this Plan in accordance with section 1126 of the Bankruptcy Code; and (c) deemed to accept or reject this Plan:

Class	Type of Claim or Interest	Impairment	Entitled to Vote
Class 1	Priority Non-Tax Claims	Unimpaired	No (Deemed to accept)
Class 2	Other Secured Claims	Unimpaired	No (Deemed to accept)
Class 3	Deerfield Secured Claims	Impaired	Yes
Class 4	Medical Malpractice Claims	Impaired	Yes
Class 5	General Unsecured Claims	Impaired	Yes
Class 6	Subordinated Claims	Impaired	Yes
Class 7	Existing Preferred Equity Interests	Impaired	Yes
Class 8	Existing Common Equity Interests	Impaired	Yes

3.4                               Elimination of Vacant Classes.

Any Class that, as of the commencement of the Confirmation Hearing, does not have at least one holder of a Claim or Interest that is Allowed in an amount greater than zero for voting purposes shall be considered vacant, deemed eliminated from this Plan for purposes of voting to accept or reject this Plan, and disregarded for purposes of determining whether this Plan satisfies section 1129(a)(8) of the Bankruptcy Code with respect to such Class.

3.5                               Voting; Presumptions; Solicitation.

(a)                                 Acceptance by Certain Impaired Classes.  Only holders of Allowed Claims and Interests in Classes 3, 4, 5, 6, 7, and 8 are entitled to vote to accept or reject this Plan.  An Impaired Class of Claims or Interests shall have accepted this Plan if (i) the holders of at least two-thirds (2/3) in amount of the Allowed Claims or Interests actually voting in such Class have voted to accept this Plan and (ii) the holders of more than one-half (1/2) in number of the Allowed Claims or Interests actually voting in such Class have voted to accept this Plan.  Holders of Claims and Interests in Classes 3, 4, 5, 6, 7, and 8 will receive ballots containing detailed voting instructions.

(b)                                 Deemed Acceptance by Unimpaired Classes.  Holders of Claims in Classes 1 and 2 are Unimpaired and are conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code.  Accordingly, such holders are not entitled to vote to accept or reject this Plan.

3.6                               Cramdown.

If any Class of Claims or Interests is deemed to reject this Plan or is entitled to vote on this Plan and does not vote to accept this Plan, the Debtors may (a) seek confirmation of this Plan under section 1129(b) of the Bankruptcy Code or (b) amend or modify this Plan in accordance with the terms hereof and the Bankruptcy Code.  If a controversy arises as to whether any Claims or Interests, or any class of Claims or Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

3.7                               No Waiver.

Nothing contained in this Plan shall be construed to waive a Debtor’s or other Person’s right to object on any basis to any Claim.

ARTICLE IV.                                                                 TREATMENT OF CLAIMS AND INTERESTS.

4.1                               Class 1:  Priority Non-Tax Claims.

(a)                                 Treatment:  The legal, equitable, and contractual rights of the holders of Allowed Priority Non-Tax Claims are unaltered by this Plan.  Except to the extent that a holder of an Allowed Priority Non-Tax Claim agrees to different treatment, on the later of the Effective Date and the date that is ten (10) Business Days after the date such Priority Non-Tax Claim becomes an Allowed Claim, or as soon thereafter as is reasonably practicable, each holder of an Allowed Priority Non-Tax Claim shall receive, on account of such Allowed Claim, at the option of the Reorganized Debtors:  (i) Cash from the Reorganized Debtors in an amount equal to the Allowed amount of such Claim or (ii) other treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code.

(b)                                 Impairment and Voting:  Allowed Priority Non-Tax Claims are Unimpaired.  In accordance with section 1126(f) of the Bankruptcy Code, the holders of Allowed Priority Non-Tax Claims are conclusively presumed to accept this Plan and are not entitled to vote to accept or reject this Plan, and the votes of such holders will not be solicited with respect to such Allowed Priority Non-Tax Claims.

4.2                               Class 2:  Other Secured Claims.

(a)                                 Treatment:  The legal, equitable, and contractual rights of the holders of Allowed Other Secured Claims are unaltered by this Plan.  Except to the extent that a holder of an Allowed Other Secured Claim agrees to different treatment, on the later of the Effective Date and the date that is ten (10) Business Days after the date such Other Secured Claim becomes an Allowed Claim, or as soon thereafter as is reasonably practicable, each holder of an Allowed Other Secured Claim shall receive, on account of such Allowed Claim, at the option of the Reorganized Debtors:  (i) Cash from the Reorganized Debtors in an amount equal to the Allowed amount of such Claim, (ii) reinstatement or such other treatment sufficient to render such holder’s Allowed Other Secured Claim Unimpaired pursuant to section 1124 of the Bankruptcy Code, or (iii) return of the applicable Collateral in satisfaction of the Allowed amount of such Other Secured Claim.

(b)                                 Impairment and Voting:  Allowed Other Secured Claims are Unimpaired.  In accordance with section 1126(f) of the Bankruptcy Code, the holders of Allowed Other Secured Claims are conclusively presumed to accept this Plan and are not entitled to vote to accept or reject this Plan, and the votes of such holders will not be solicited with respect to such Allowed Other Secured Claims.

4.3                               Class 3:  Deerfield Secured Claims.

(a)                                 Treatment:  Each holder of an Allowed Deerfield Secured Claim shall receive on the Effective Date, on account of its Allowed Deerfield Secured Claims (and the Allowed DIP Facility Claims), its Pro Rata share of New Equity Interests in the applicable Designated Debtor.

(b)                                 Impairment and Voting:  Deerfield Secured Claims are Impaired.  Holders of Deerfield Secured Claims are entitled to vote on this Plan.

(c)                                  Allowance:  Class 3 Deerfield Secured Claims shall be Allowed in an amount to be determined by the Bankruptcy Court.

4.4                               Class 4:  Medical Malpractice Claims.

(a)                                 Treatment:  Holders of Allowed Medical Malpractice Claims shall be provided relief from the stay imposed by Bankruptcy Code section 362 to pursue their Medical Malpractice Claims solely to seek recovery from the applicable insured in order to recover from applicable insurance policies.  To the extent that insurance is unavailable or insufficient to cover such Allowed Medical Malpractice Claims, holders of such Allowed Medical Malpractice Claims shall receive Pro Rata shares of the proceeds of the Litigation Trust, to be paid pari passu with General Unsecured Claims.

(b)                                 Impairment and Voting:  Allowed Medical Malpractice Claims are Impaired.  Therefore, holders of Medical Malpractice Claims are entitled to vote to accept or reject this Plan.

4.5                               Class 5:  General Unsecured Claims.

(a)                                 Treatment:  Each holder of an Allowed General Unsecured Claim shall receive its Pro Rata share of the proceeds of the Litigation Trust to be paid pursuant to the Litigation Trust Waterfall, except to the extent that a holder of an Allowed General Unsecured Claim has been paid prior to the Effective Date or agrees to a less favorable classification and treatment in the ordinary course of business as if the Chapter 11 Cases had never been commenced.

(b)                                 Impairment and Voting:  Allowed General Unsecured Claims are Impaired.  Therefore, holders of General Unsecured Claims are entitled to vote to accept or reject this Plan.

4.6                               Class 6:  Subordinated Claims.

(a)                                 Treatment:  Subordinated Claims are subordinated pursuant to this Plan and section 510 of the Bankruptcy Code.  Holders of Allowed Subordinated Claims shall receive distributions in accordance with the Litigation Trust Waterfall, as determined by the Bankruptcy Court under the relevant provisions of section 510 of the Bankruptcy Code.

(b)                                 Impairment and Voting:  Subordinated Claims are Impaired.  Therefore, holders of Subordinated Claims are entitled to vote to accept or reject this Plan.

4.7                               Class 7:  Existing Preferred Equity Interests.

(a)                                 Treatment:  On the Effective Date, the Existing Preferred Equity Interests shall be cancelled without further action by or order of the Bankruptcy Court.  In the event that holders of Allowed Claims in Classes 4 and 5 (and, as applicable, Allowed Claims in Class 6) are paid in full, plus post-Petition Date interest, and proceeds remain in the Litigation Trust, each holder of an Allowed Existing Preferred Equity Interest shall receive its Pro Rata share of such proceeds of the Litigation Trust pursuant to the Litigation Trust Waterfall.  Holders of Existing Preferred Equity Interests shall be notified to file proofs of interest in the event that proceeds are available for distribution to such holders.

(b)                                 Impairment and Voting:  Existing Preferred Equity Interests are Impaired.  Therefore, holders of Existing Preferred Equity Interests are entitled to vote to accept or reject this Plan.

4.8                               Class 8:  Existing Common Equity Interests.

(a)                                 Treatment:  On the Effective Date, the Existing Common Equity Interests shall be cancelled without further action by or order of the Bankruptcy Court.  In the event that holders of Allowed Claims in Classes 4 and 5 and Allowed Interests in Class 7 (and, as applicable, Allowed Claims in Class 6) are paid in full, plus post-Petition Date interest, and proceeds remain in the Litigation Trust, each holder of an Allowed Existing Common Equity Interest shall receive its Pro Rata share of such proceeds of the Litigation Trust pursuant to the Litigation Trust Waterfall.  Holders of Existing Common Equity Interests shall be notified to file proofs of interest in the event that proceeds are available for distribution to such holders.

(b)                                 Impairment and Voting:  Existing Common Equity Interests are Impaired.  Therefore, holders of Existing Common Equity Interests are entitled to vote to accept or reject this Plan.

4.9                               Debtors’ Rights in Respect of Unimpaired Claims.

Except as otherwise provided in this Plan, nothing under this Plan shall affect the rights of the Reorganized Debtors in respect of any Unimpaired Claim, including, without limitation, all rights in respect of legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claim.

4.10                        Treatment of Vacant Classes.

Any Claim or Interest in a Class that is considered vacant under section 3.4 of this Plan shall receive no Plan Distribution.

4.11                        Intercompany Claims.

All Intercompany Claims shall either be reinstated, cancelled, released, or otherwise settled in the Debtors’ discretion with the consent of the DIP Facility Lenders.

ARTICLE V.                                                                      MEANS FOR IMPLEMENTATION.

5.1                               Substantive Consolidation.

Except as otherwise provided in this Plan, each Debtor shall continue to maintain its separate corporate existence after the Effective Date for all purposes other than the treatment of Claims under this Plan.  Except as expressly provided in this Plan, on the Effective Date: (a) all assets (and all proceeds thereof) and liabilities of the Debtors shall be deemed merged or treated as though they were merged into and with the assets and liabilities of each other, (b) no distributions shall be made under this Plan on account of Intercompany Claims among the Debtors and all such Claims shall be eliminated and extinguished, (c) all guaranties of the Debtors of the obligations of any other Debtor shall be deemed eliminated and extinguished so that any Claim against any Debtor, and any guarantee thereof executed by any Debtor and any joint or several liability of any of the Debtors shall be deemed to be one obligation of the consolidated Debtors, (d) each and every Claim filed or to be filed in any of the Chapter 11 Cases shall be treated filed against the consolidated Debtors and shall be treated one Claim against and obligation of the consolidated Debtors, and (e) for purposes of determining the availability of the right of set off under section 553 of the Bankruptcy Code, the Debtors shall be treated as one entity so that, subject to the other provisions of section 553 of the Bankruptcy Code, debts due to any of the Debtors may be set off against the debts of any of the other Debtors.  Such substantive consolidation shall not (other than for purposes relating to this Plan) affect the legal and corporate structures of the Reorganized Debtors.  Moreover, such substantive consolidation shall not affect any subordination provisions set forth in any agreement relating to any Claim or Interest or the ability of the Reorganized Debtors or the Litigation Trust Trustee, as applicable, to seek to have any Claim or Interest subordinated in accordance with any contractual rights or equitable principles.  Notwithstanding anything in this section to the contrary, all post-

Effective Date fees payable to the United States Trustee pursuant to 28 U.S.C. § 1930, if any, shall be calculated on a separate legal entity basis for each Reorganized Debtor.

5.2          Establishment and Funding of Litigation Trust.

On the Effective Date, the Litigation Trust shall be established in accordance with Article VI hereof.  The Litigation Trust will be funded by a loan from the Deerfield Parties in the amount of $2,000,000, secured by the proceeds of the Litigation Trust, with interest payable thereon at 10 percent (10%) per annum, which is the Litigation Trust Initial Funding.

5.3          Assumption of Executory Contracts and Unexpired Leases.

All MPT Leases will be assumed on the Effective Date and, in accordance with section 365(b) of the Bankruptcy Code, all Cure Amounts due and owing to MPT under the MPT Leases shall be paid to MPT on the Effective Date.  All other executory contracts and unexpired lease that are not listed on the Schedule of Rejected Contracts will be assumed on the Effective Date, and all Cure Amounts for such assumed executory contracts and unexpired leases shall be satisfied in accordance with section 9.2 hereof.

5.4          Tax Receivable Agreement.

The Debtors’ obligations under the TRA shall be rejected on the Effective Date or on any prior effective date of any order of the Bankruptcy Court authorizing the rejection of the TRA.

5.5          Plan Funding.

Plan Distributions from the Reorganized Debtors shall be funded from the proceeds of the DIP Facility and the Debtors’ Cash on hand as of the applicable date of such Plan Distribution.  Plan Distributions of Cash from the Litigation Trust Assets will be paid from the Litigation Trust.

5.6          Cancellation of Existing Securities and Agreements.

Except for the purpose of evidencing a right to a distribution under this Plan and except as otherwise set forth in this Plan, or in any Plan Document, on the Effective Date, all agreements, instruments, and other documents evidencing any prepetition Claim or Interest and any rights of any holder in respect thereof shall be deemed cancelled and of no force or effect.  The holders of or parties to such cancelled instruments, Securities, and other documentation will have no rights arising from or related to such instruments, Securities, or other documentation or the cancellation thereof, except the rights provided for pursuant to this Plan.

5.7          Cancellation of Certain Existing Security Interests.

Unless the holder of an Allowed Other Secured Claim agrees to accept the return of applicable Collateral in satisfaction of such Allowed Other Secured Claim, upon the full payment or other satisfaction of an Allowed Other Secured Claim, or promptly thereafter, the holder of such Allowed Other Secured Claim shall deliver to the Debtors or Reorganized Debtors, as applicable, any Collateral or other property of a Debtor held by such holder, together with any termination statements, instruments of satisfaction, or releases of all security interests with respect to its Allowed Other Secured Claim that may be reasonably required to terminate any related financing statements, mortgages, mechanics’ or other statutory Liens, or lis pendens, or similar interests or documents.

5.8          Officers and Boards of Directors.

(a)           The composition of the boards of directors of each Reorganized Debtor shall be disclosed in the Plan Supplement.

(b)           Except to the extent that a member of the board of directors of a Debtor continues to serve as a director of such Reorganized Debtor on the Effective Date, the members of the board of directors of each Debtor prior to the Effective Date, in their capacities as such, shall be deemed to have resigned or shall otherwise cease to be a director of the applicable Debtor on the Effective Date.  Commencing on the Effective Date, each of the directors of each of the Reorganized Debtors shall serve pursuant to the terms of the applicable organizational documents of such Reorganized Debtor and may be replaced or removed in accordance with such organizational documents.

5.9          Dissolution of Creditors’ Committee and Equity Committee and Discharge of Patient Care Ombudsman.

(a)           On the Effective Date, the Creditors’ Committee and the Equity Committee shall be dissolved, and members of the Creditors’ Committee and the Equity Committee shall no longer have any duties or obligations with respect to their constituents or in conjunction with these Chapter 11 Cases, except to the extent that the by-laws of the respective committees impose any duties that remain in effect after the consummation of a plan of reorganization; provided, that, after the Effective Date, any Professional Person retained by the Creditors’ Committee  or the Equity Committee shall have the right to file and prosecute Fee Claims.

(b)           On the Effective Date, the duties and responsibilities of the Patient Care Ombudsman shall be terminated, and the Patient Care Ombudsman shall be discharged from his duties under section 333 of the Bankruptcy Code and shall not be required to file any further reports or perform any additional duties; provided, that, after the Effective Date, the Patient Care Ombudsman and any Professional Person retained by the Patient Care Ombudsman shall have the right to file and prosecute Fee Claims.

5.10        Post-Petition Capitalization.

The Reorganized Debtors will be capitalized by the Deerfield Parties through equity investments or, if determined by the Deerfield Parties in their sole discretion, debt investments.

5.11        Authorization, Issuance, and Delivery of New Equity Interests.

On the Effective Date, the Debtors are authorized to issue or cause to be issued and shall issue the New Equity Interests in the Designated Debtors for distribution in accordance with the terms of this Plan without the need for any further corporate or shareholder action.  All other Debtors, including PubCo, shall be dissolved on the Effective Date.

5.12        Corporate Reorganization.

On the Effective Date and without the need for any further corporate action or approval of any board of directors, management, or shareholders of any Debtor or Reorganized Debtor, as applicable, the certificates and all other documents representing intercompany interests in the Debtors shall be deemed to be in full force and effect unless the Debtors designate through the Plan Supplement that a particular Debtor will not become a Reorganized Debtor and shall be deemed dissolved as of the Effective Date.

5.13        Restructuring Transactions.

(a)           On the Effective Date or as soon as reasonably practicable thereafter, the Debtors or Reorganized Debtors, as applicable, may take all actions consistent with this Plan as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Restructuring Transactions under and in connection with this Plan.

(b)           On or after the Effective Date, without prejudice to the rights of any party to a contract or other agreement with any Reorganized Debtor, each Reorganized Debtor may, in its sole discretion, take such action as permitted by applicable law, and such Reorganized Debtor’s organizational documents, as such Reorganized Debtor may determine is reasonable and appropriate, including, without limitation, causing:  (i) a Reorganized Debtor to be merged into another Reorganized Debtor or an affiliate of a Reorganized Debtor; (ii) a Reorganized Debtor to be dissolved; (iii) the legal name of a Reorganized Debtor to be changed; or (iv) the closure of a Reorganized Debtor’s Chapter 11 Case on the Effective Date or any time thereafter.

(c)           On the Effective Date or as soon thereafter as is reasonably practicable, the Reorganized Debtors may take all actions as may be necessary or appropriate to effect any transaction described in, approved by, or necessary or appropriate to effectuate this Plan, including, without limitation:  (i) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, dissolution, or liquidation containing terms that are consistent with the terms of this Plan and the Plan Documents and that satisfy the requirements of applicable law and any other terms to which the applicable entities may agree; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any Asset, property, right, liability, debt, or obligation on terms consistent with the terms of this Plan and having other terms to which the applicable parties agree; (iii) the filing of appropriate certificates or articles of incorporation and amendments thereto, reincorporation, merger, consolidation, conversion, or dissolution pursuant to applicable law; (iv) the Restructuring Transactions; and (v) all other actions that the applicable entities determine to be necessary or appropriate, including, without limitation, making filings or recordings that may be required by applicable law.

(d)           The Restructuring Transactions (including the dissolution of any Debtor) shall not impact the transfer of the Litigation Trust Assets to the Litigation Trust or the rights of any holders of Allowed Claims or Interests to receive distributions from the Litigation Trust, as set forth herein.

5.14        Separability.

Notwithstanding the combination of separate plans of reorganization for the Debtors set forth in this Plan for purposes of economy and efficiency, this Plan constitutes a separate chapter 11 plan for each Debtor.  Accordingly, if the Bankruptcy Court does not confirm this Plan with respect to one or more Debtors, it may still confirm this Plan with respect to any other Debtor that satisfies the confirmation requirements of section 1129 of the Bankruptcy Code.

ARTICLE VI.                                                                 LITIGATION TRUST

6.1          Litigation Trust Agreement.

The Litigation Trust shall be governed and administered in accordance with the Litigation Trust Agreement and this Plan, including, but not limited to (a) distributions to Litigation Trust Beneficiaries, (b) authority and appointment of the Litigation Trust Trustee, (c) authority and appointment of the Litigation Trust Oversight Board, (d) compensation of the Litigation Trust Trustee, (e) vesting of Litigation Trust Assets, (f) payment of costs and expenses of the Litigation Trust, and (g) repayment of the Litigation Trust Initial Funding, all of which shall be consistent with the terms of this Plan and the Litigation Trust Agreement.  For the avoidance of doubt, any amounts required for sub-clauses (d) or (f) shall come, first, from the Litigation Trust Initial Funding and, then, to the extent the Litigation Trust Initial Funding is exhausted, from other Litigation Trust Assets.

6.2          Tax Treatment.

It is intended that the Litigation Trust be classified for federal income tax purposes as a “liquidating trust” within the meaning of Treasury Regulations Section 301.7701-4(d) and as a “grantor trust” within the meaning of Sections 671 through 679 of the Internal Revenue Code, with no objective to continue or engage in the conduct of a trade or business.  In furtherance of this objective, the Litigation Trust Trustee shall, in its business judgment, make continuing best efforts not to unduly prolong the duration of the Litigation Trust.  All assets held by the Litigation Trust on the Effective Date shall be deemed for federal income tax purposes (a) to have been distributed (subject to any obligations relating to such assets) by the Debtors or Reorganized Debtors on a Pro Rata share basis to the Litigation Trust Beneficiaries (other than the assets allocable to any disputed ownership fund) in partial satisfaction of their Allowed Claims (with each such Litigation Trust Beneficiary receiving an undivided interest in such assets in accordance with its economic interests in such assets) and (b) immediately thereafter contributed by such Litigation Trust Beneficiaries to the Litigation Trust in exchange for their Litigation Trust Interests.  The Debtors and all Litigation Trust Beneficiaries shall use the valuation of the assets transferred to the Litigation Trust as established by the Litigation Trust Trustee for all federal income tax purposes.  The Litigation Trust Beneficiaries will be treated as the deemed owners of the Litigation Trust (other than the assets allocable to any disputed ownership fund) consistent with their economic interests therein, for all federal income tax purposes.  The Litigation Trust will be responsible for filing information on behalf of the Litigation Trust as grantor trust pursuant to Treasury Regulation Section 1.671-4(a).

Subject to contrary definitive guidance from the Internal Revenue Service or a court of competent jurisdiction (including the receipt by the Litigation Trust Trustee of a private letter ruling if the Litigation Trust Trustee so requests or the receipt of an adverse determination by the Internal Revenue Service upon audit if not contested by the Litigation Trust Trustee), the Litigation Trust Trustee may timely elect to treat any disputed claims reserve as a “disputed ownership fund” governed by Treasury Regulation Section 1.468B-9 and, to the extent permitted by applicable law, report consistently with the foregoing for state and local income tax purposes.  All parties (including the Litigation Trust Trustee, the Debtors, and the Litigation Trust Beneficiaries) shall report for U.S. federal, state, and local income tax purposes consistently with the foregoing.

The Litigation Trust Trustee may withhold and pay to the appropriate taxing authority all amounts required to be withheld pursuant to the Internal Revenue Code or any provision of any foreign, state, or local tax law with respect to any payment or distribution to the Litigation Trust Beneficiaries.  All such amounts withheld and paid to the appropriate taxing authority shall be treated as amounts distributed to such Litigation Trust Beneficiaries for all purposes of the Litigation Trust Agreement.  The Litigation Trust Trustee shall be authorized to collect such tax information from the Litigation Trust Beneficiaries (including, without limitation, social security numbers or other tax identification numbers) as it, in its sole discretion, deems necessary to effectuate this Plan, the Confirmation Order, and the Litigation Trust Agreement.  In order to receive distributions under this Plan, all Litigation Trust Beneficiaries will need to identify themselves to the Litigation Trust Trustee and provide tax information and the specifics of their holdings, to the extent the Litigation Trust Trustee deems appropriate (including completing the appropriate Form W-8 or Form W-9, as applicable).  This identification requirement may, in certain cases, extend to holders who hold their securities in street name.  The Litigation Trust Trustee may refuse to make a distribution to any Litigation Trust Beneficiary that fails to furnish such information in a timely fashion, until such information is delivered; provided, however, that, upon the delivery of such information by a Litigation Trust Beneficiary, the Litigation Trust Trustee shall make such distribution to which the Litigation Trust Beneficiary is entitled, without interest; and, provided, further, that, if the Litigation Trust Trustee fails to withhold in respect of amounts received or distributable with respect to any such holder and the Litigation Trust Trustee is later held liable for the amount of such withholding, such holder shall reimburse the Litigation Trust Trustee for such liability.

6.3          Litigation Trust Assets.

On the Effective Date, or on such other date as is set forth in the Litigation Trust Agreement, pursuant to section 1123(b)(3) of the Bankruptcy Code, the Litigation Trust Assets shall be transferred by the Debtors (and deemed transferred) to the Litigation Trust free and clear of all Claims, Liens, charges, encumbrances, rights, and interests, without the need for any Person to take any further action or obtain any approval, and the Litigation Trust shall be authorized as the representative of the Estates to pursue Litigation Trust Causes of Action.

6.4          Litigation Trust Causes of Action.

(a)           Litigation Trust Causes of Action shall exclude any action released or settled pursuant to this Plan or an order of the Bankruptcy Court.

(b)           The Litigation Trust Trustee or any successors may pursue such litigation claims in accordance with the best interests of the Litigation Trust or any successor holding such rights of action.  No Person may rely on the absence of a specific reference in this Plan, the Plan Supplement, or the Disclosure Statement to any Litigation Trust Cause of Action against them as any indication that the Litigation Trust will not pursue any and all available Litigation Trust Causes of Action against them.  The Litigation Trust expressly reserves all rights to prosecute any and all Litigation Trust Causes of Action against any Person, except as otherwise provided in this Plan.  Unless any Litigation Trust Causes of Action against a Person are expressly waived, relinquished, exculpated, released, compromised, or settled in this Plan or an order of the Bankruptcy Court, the Litigation Trust expressly reserves all Litigation Trust Causes of Action for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Litigation Trust Causes of Action upon, after, or as a consequence of, confirmation or consummation of this Plan.

6.5          Medical Malpractice Claims and General Unsecured Claims Resolution.

Prior to the Effective Date, the Debtors and, following the Effective Date, the Litigation Trust Trustee (with funds from the Litigation Trust Initial Funding), shall be responsible for all aspects of the Medical Malpractice Claims and General Unsecured Claims reconciliation process, and all of the costs associated with such reconciliation.  The Debtors or the Litigation Trust Trustee, as applicable, shall (a) object to Medical Malpractice Claims and General Unsecured Claims (other than Medical Malpractice Claims and General Unsecured Claims Allowed by court order) and (b) use commercially reasonable efforts in administering all aspects of the Claims reconciliation process.  All costs necessary to fund the Medical Malpractice Claims and General Unsecured Claims reconciliation process following the Effective Date shall be paid from the Litigation Trust Initial Funding.

6.6          Transition Services and Preservation of Documents.

(a)           To the extent reasonably necessary to permit the Litigation Trust Trustee to pursue claims and to object to and resolve Disputed Claims, the Reorganized Debtors and the Litigation Trust Trustee shall enter into a Transition Services Agreement to permit such access without disruption of the Reorganized Debtors’ business.

(b)           Notwithstanding anything to the contrary in this Plan or Confirmation Order, nothing in this Plan or Confirmation Order shall affect the obligations of the Reorganized Debtors, the Litigation Trust Trustee, and/or any transferee or custodian to maintain all books and records that relate to the Causes of Action or any subpoena, document preservation letter, or other investigative request by any governmental regulatory agency or any obligation by such parties to preserve patient records (and to maintain the confidentiality of such documents) in accordance with any applicable law.

6.7          Indemnification and Exculpation.

The Litigation Trust Trustee or the individuals comprising the Litigation Trust Trustee, as the case may be, and the Litigation Trust Trustee’s agents and professionals, shall not be liable for actions taken or omitted in its capacity as, or on behalf of, the Litigation Trust Trustee, except those acts arising out of its or their own willful misconduct or gross negligence, and each shall be entitled to indemnification and reimbursement for fees and expenses in defending any and all of its actions or inactions in its capacity as, or on behalf of, the Litigation Trust Trustee, except for any actions or inactions involving willful misconduct or gross negligence.  Any indemnification claim of the Litigation Trust Trustee (and the other parties entitled to indemnification under this subsection) shall be satisfied first from the Litigation Trust Initial Funding and, then, to the extent the Litigation Trust Initial Funding is exhausted, from other Litigation Trust Assets.  The Litigation Trust Trustee shall be entitled to rely, in good faith, on the advice of its retained professionals.

6.8          Preservation of Privilege and Defenses.

No action taken by the Debtors or Reorganized Debtors in connection with this Plan, shall be (or be deemed to be) a waiver of any privilege or immunity of the Debtors or Reorganized Debtors, as applicable, including any attorney-client privilege or work-product privilege attaching to any documents or communications (whether written or oral).  The Confirmation Order shall provide that, notwithstanding the Reorganized Debtors’ providing any privileged information to the Litigation Trust Trustee, the Litigation Trust, or any party or person associated with the Litigation Trust, such privileged information shall be without waiver in recognition of the joint and/or successorship interest in prosecuting any Claim or Cause of Action on behalf of the Estates and shall remain privileged.  The Confirmation Order shall provide that the Litigation Trust shall have no right to waive the attorney-client privilege, work product, or other protection of any information received from the Reorganized Debtors.  The Debtors (or the Reorganized Debtors) retain the right to waive their own privileges.  The Litigation Trust shall have no right to any privileged information or analysis of the Debtors or the Reorganized Debtors.

6.9          No Bonding of Litigation Trust Claims.

There shall be no bonding of the Litigation Trust Trustee.

ARTICLE VII.                                                            DISTRIBUTIONS.

7.1          Distributions Generally.

The Disbursing Agent shall make all Plan Distributions to the appropriate holders of Allowed Claims and Allowed Interests as applicable and in accordance with the terms of this Plan.

7.2          Date of Distributions.

Unless otherwise provided in this Plan, any distributions and deliveries to be made under this Plan shall be made on the Effective Date or as soon thereafter as is practicable.

7.3          Distribution Record Date.

As of the close of business on the Distribution Record Date, the various lists of holders of Claims and Interests in each Class, as maintained by the Debtors or their agents, shall be deemed closed, and there shall be no further changes in the record holders of any Claims or Interests after the Distribution Record Date.  Neither the Reorganized Debtors nor the Disbursing Agent shall have any obligation to recognize any transfer of a Claim or Interest occurring after the close of business on the Distribution Record Date.  In addition, with respect to payment of any Cure Amounts or disputes over any Cure Amounts, neither the Reorganized Debtors nor the Disbursing Agent shall have any obligation to recognize or deal with any party other than the non-Debtor party to the applicable executory contract or unexpired lease, even if such non-Debtor party has sold, assigned, or otherwise transferred its Claim for a Cure Amount.

7.4          Disbursing Agent.

Other than distributions by the Litigation Trust Trustee, all distributions under this Plan shall be made by the Disbursing Agent on and after the Effective Date as provided herein.  The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties.  The Reorganized Debtors shall use all commercially reasonable efforts to provide the Disbursing Agent (if other than the Reorganized Debtors) with the amounts of Claims and Interests and the identities and addresses of holders of Claims and Interests, in each case, as set forth in the Debtors’ or Reorganized Debtors’ books and records.  The Reorganized Debtors shall cooperate in good faith with the applicable Disbursing Agent (if other than the Reorganized Debtors) to comply with the reporting and withholding requirements outlined in section 7.15 hereof.

7.5          Delivery of Distributions.

The Disbursing Agent will issue or cause to be issued, the applicable consideration under this Plan and, subject to Bankruptcy Rule 9010, will make all distributions to any holder of an Allowed Claim as and when required by this Plan at:  (a) the address of such holder on the books and records of the Debtors or their agents; or (b) at the address in any written notice of address change delivered to the Reorganized Debtors or the Disbursing Agent, including any addresses included on any transfers of Claim filed pursuant to Bankruptcy Rule 3001.  In the event that any distribution to any holder is returned as undeliverable, no distribution or payment to such holder shall be made unless and until the Disbursing Agent has been notified of the then-current address of such holder, at which time, or as soon thereafter as reasonably practicable, such distribution shall be made to such holder without interest.

7.6          Unclaimed Property.

One hundred eighty (180) days after a distribution is returned as undeliverable, such distributions payable on account of such Claim or Interest shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and shall revert to the Reorganized Debtors or their successors or assigns, and all claims of any other Person (including the holder of a Claim or Interest in the same Class) to such distribution shall be discharged and forever barred.  The Reorganized Debtors and the Disbursing Agent shall have no obligation to attempt to locate any holder of an Allowed Claim or an Allowed Interest other than by reviewing the Debtors’ books and records and the Bankruptcy Court’s filings.

7.7          Satisfaction of Claims and Interests.

Unless otherwise provided herein, any distributions and deliveries to be made on account of Allowed Claims and Interests under this Plan shall be in complete and final satisfaction, settlement, and discharge of and exchange for such Allowed Claims and Interests.

7.8          Manner of Payment under Plan.

Except as specifically provided herein, at the option of the Debtors, the Reorganized Debtors, or the Litigation Trust Trustee, as applicable, any Cash payment to be made under this Plan may be made by a check or wire transfer or as otherwise required or provided in applicable agreements or customary practices of the Debtors.

7.9          De Minimis Cash Distributions.

Neither the Reorganized Debtors nor the Disbursing Agent shall have any obligation to make a distribution of Cash less than $50.00.

7.10        No Distribution in Excess of Amount of Allowed Claim or Interest.

Notwithstanding anything to the contrary in this Plan, no holder of an Allowed Claim or Interest shall receive, on account of such Allowed Claim or Interest, Plan Distributions in excess of the Allowed amount of such Claim or Interest.

7.11        Allocation of Distributions between Principal and Interest.

Except as otherwise provided in this Plan, to the extent that any Allowed Claim or Interest entitled to a distribution under this Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall be allocated first to the principal amount (as determined for federal income tax purposes) of the Claim or Interest and then to accrued but unpaid interest.

7.12        Exemption from Securities Laws.

The issuance of and the distribution under this Plan of the New Equity Interests in the Designated Debtors shall be exempt from registration under the Securities Act and any other applicable securities laws pursuant to section 1145 of the Bankruptcy Code.  These Securities may be resold without registration under the Securities Act or other federal securities laws pursuant to the exemption provided by section 4(a)(1) of the Securities Act, unless the holder is an “underwriter” with respect to such Securities, as that term is defined in section 1145(b) of the Bankruptcy Code.  In addition, such section 1145 exempt Securities generally may be resold without registration under state securities laws pursuant to various exemptions provided by the respective laws of the several states.

7.13        Setoffs and Recoupments.

Each Reorganized Debtor or the Litigation Trust Trustee, as applicable, or such entity’s designee, may, pursuant to section 553 of the Bankruptcy Code or applicable nonbankruptcy law, offset or recoup against any Allowed Claim and the distributions to be made pursuant to this Plan on account of such Allowed Claim any and all claims, rights, and Causes of Action that a Reorganized Debtor or the Litigation Trust Trustee, as applicable, or their successors may hold against the holder of such Allowed Claim after the Effective Date to the extent such setoff or recoupment is either (a) agreed in amount with the holder of the Allowed Claim or (b) otherwise adjudicated by the Bankruptcy Court or another court of competent jurisdiction; provided, that neither the failure to effect a setoff or recoupment nor the allowance of any Claim hereunder will constitute a waiver or release by a Reorganized Debtor or the Litigation Trust Trustee, as applicable, or their successor of any claims, rights, or Causes of Action that may exist against such holder.

7.14        Rights and Powers of Disbursing Agent.

(a)           Powers of Disbursing Agent.  The Disbursing Agent shall be empowered to:  (i) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under this Plan; (ii) make all applicable distributions or payments provided for under this Plan; (iii) employ professionals to represent it with respect to its responsibilities; and (iv) exercise such other powers (A) as may be vested in the Disbursing Agent by order of the Bankruptcy Court (including any Final Order issued after the Effective Date) or pursuant to this Plan or (B) as deemed by the Disbursing Agent to be necessary and proper to implement the provisions of this Plan.

(b)           Expenses Incurred on or After the Effective Date.  Except as otherwise ordered by the Bankruptcy Court and subject to any written agreement, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including, without limitation, taxes) and any reasonable compensation and expense reimbursement Claims (including, without limitation, for reasonable attorneys’ and other professional fees and expenses) made by the Disbursing Agent shall be paid in Cash from the proceeds of the Litigation Trust.

7.15        Withholding and Reporting Requirements.

In connection with this Plan and all instruments issued in connection therewith and distributed thereon, the Disbursing Agent and any other distributing party shall comply with all applicable withholding and reporting requirements imposed by any federal, state, or local taxing authority, and all Plan Distributions under this Plan shall be subject to any such withholding or reporting requirements.  In the case of a non-Cash Plan Distribution that is subject to withholding, the distributing party may request a holder of an Allowed Claim or Interest to complete and return a Form W-8 or W-9, as applicable, to each such holder.  If such Form is requested and not submitted to the distributing party within ten (10) days of the request, the distributing party may, in its discretion, either (a) withhold an appropriate portion of such distributed property and sell such withheld property to generate Cash necessary to pay over the withholding tax, or (b) require the intended recipient of such distribution to provide the withholding agent with an amount of Cash sufficient to satisfy such withholding tax as a condition to receiving such distribution.  If such Form is requested and submitted to the distributing party within ten (10) days of the request, the distributing party may withhold an appropriate portion of such distributed property and sell such withheld property to generate Cash necessary to pay over the withholding tax; provided that, the distributing party shall first notify the intended recipient of such contemplated sale and offer the intended recipient the opportunity to provide sufficient Cash to satisfy such withholding tax in lieu of such sale.  The distributing party shall have the right, but not the obligation, not to make a Plan Distribution until its withholding obligation is satisfied pursuant to the preceding sentences.  If an intended recipient of a non-Cash Plan Distribution is required to provide or has agreed to provide the withholding agent with the Cash necessary to satisfy the withholding tax pursuant to this section and such person fails to comply before the date that is one year after the request is made, the amount of such Plan Distribution shall irrevocably revert to the applicable Reorganized Debtor, and any Claim or Interest in respect of such Plan Distribution shall be discharged and forever barred from assertion against such Reorganized Debtor or its respective property.  Any amounts withheld pursuant hereto shall be deemed to have been distributed to and received by the applicable recipient for all purposes of this Plan.  The distributing party may require a holder of an Allowed Claim or Interest to complete and return a Form W-8 or W-9, as applicable, to each such holder.

Notwithstanding the above, each holder of an Allowed Claim or Interest that is to receive a Plan Distribution under this Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on such holder by any governmental unit, including income, withholding, and other tax obligations, on account of such Plan Distribution.

ARTICLE VIII.                                                       PROCEDURES FOR RESOLVING CLAIMS.

8.1          Disputed Claims Process.

The Reorganized Debtors or, as described in section 6.5 of this Plan, the Litigation Trust Trustee, shall be entitled to file objections to all Claims that are otherwise not Allowed Claims under this Plan or otherwise.  Any objections to Claims shall be served and filed on or before the later of (a) one hundred eighty (180) days after the Effective Date or (b) such later date as may be fixed by the Bankruptcy Court upon any request by the Reorganized Debtors or the Litigation Trust Trustee, as applicable, which is filed prior to the expiration of any deadline set forth herein.

8.2          Estimation of Claims.

The Reorganized Debtors or the Litigation Trust Trustee, as applicable, may, at any time, request that the Bankruptcy Court estimate any Contingent Claim or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code, regardless of whether an objection was previously filed with the Bankruptcy Court with respect to such Claim, or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to such objection.  In the event that the Bankruptcy Court estimates any Contingent Claim or Disputed Claim, the amount so estimated shall constitute either the Allowed amount of such Claim or a maximum limitation on such

Claim, as determined by the Bankruptcy Court.  If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Reorganized Debtors or the Litigation Trust Trustee, as applicable, may pursue supplementary proceedings to object to the allowance of such Claim.  The aforementioned objection, estimation, and resolution procedures are intended to be cumulative and rather than procedures that are exclusive of the others.

8.3          Claim Resolution Procedures Cumulative.

All of the objection, estimation, and resolution procedures in this Plan are intended to be cumulative and not exclusive of one another.  Claims may be estimated and subsequently settled, compromised, withdrawn, or resolved in accordance with this Plan by any mechanism approved by the Bankruptcy Court.

8.4          No Distributions Pending Allowance.

If an objection, motion to estimate, or other challenge to a Claim is filed, no payment or distribution provided under this Plan shall be made on account of such Claim unless and until (and only to the extent that) such Claim becomes an Allowed Claim.

8.5          Distributions after Allowance.

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions (if any) shall be made to the holder of such Allowed Claim in accordance with the provisions of this Plan.  As soon as practicable after the date on which the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a Final Order, the Disbursing Agent shall provide to the holder of such Claim the distribution (if any) to which such holder is entitled under this Plan as of the Effective Date, without any interest to be paid on account of such Claim, unless required by the Bankruptcy Code.

ARTICLE IX.                                                                EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

9.1          General Treatment.

As of and subject to the occurrence of the Effective Date and the payment of any applicable Cure Amount, all executory contracts and unexpired leases shall be deemed assumed, unless such contract or lease (a) was previously assumed or rejected by the Debtors, pursuant to a Final Order of the Bankruptcy Court, (b) previously expired or terminated pursuant to its own terms or by agreement of the parties thereto, or (c) is specifically designated as a contract or lease to be rejected on the Schedule of Rejected Contracts.  As set forth in section 5.3 herein, the MPT Leases will be assumed on the Effective Date.  Subject to the occurrence of the Effective Date, entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of the assumptions or rejections provided for in this Plan pursuant to sections 365(a) and 1123 of the Bankruptcy Code.  Each executory contract and unexpired lease assumed pursuant to this Plan shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of this Plan, any Final Order of the Bankruptcy Court authorizing and providing for its assumption, or applicable law.

9.2          Determination of Cure Disputes and Deemed Consent.

Any monetary amounts by which any executory contract or unexpired lease to be assumed hereunder is in default, as well as any nonmonetary defaults, shall be satisfied, to the extent required under section 365(b)(1) of the Bankruptcy Code, by the Debtors or Reorganized Debtors, as applicable, upon assumption thereof.  The Schedule of Cure Amounts shall set forth the proposed Cure Amount, if any, of each executory contract or unexpired lease to be assumed hereunder.  If any executory contract or unexpired lease is not included in the Schedule of Cure Amounts, the proposed Cure Amount for such executory contract or unexpired lease shall be deemed to be zero dollars ($0).

If any counterparty to an executory contract or unexpired lease disputes (a) any Cure Amount, (b) the ability of the Debtors to provide adequate assurance of future performance (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, (c) whether a nonmonetary default is required to be cured, or (d) any other matter pertaining to assumption, such counterparty must file an objection with the Bankruptcy Court within fourteen (14) days after the filing of the Schedule of Cure Amounts.  Such disputes shall be adjudicated by the Bankruptcy Court prior to the assumption of such executory contracts and unexpired leases becoming effective; provided that the Debtors may reject any executory contract or unexpired lease not later than thirty (30) days after the entry of a Final Order resolving any such dispute.  Any counterparty to an executory contract or unexpired lease that fails to object timely to the notice of the proposed assumption and assignment of such executory contract or unexpired lease or the relevant Cure Amount within fourteen (14) days after the filing thereof shall be deemed to have assented to such assumption and/or Cure Amount (and that no nonmonetary defaults exist) and shall be forever barred, estopped, and enjoined from challenging the validity of such assumption or the amount of such Cure Amount thereafter.

9.3          Rejection Damages Claims.

Any counterparty to a contract or lease that is identified on the Schedule of Rejected Contracts or is otherwise rejected by the Debtors must file and serve a proof of Claim on the applicable Debtor that is party to the contract or lease to be rejected no later than thirty (30) days after the later of (a) the Confirmation Date or (b) the effective date of rejection of such executory contract or unexpired lease.  Any counterparty that fails to assert such a Claim in a timely manner shall be forever barred, estopped, and enjoined from asserting such Claim against the Reorganized Debtors or the Litigation Trust.

9.4          Insurance Policies.

All insurance policies to which any Debtor is a party as of the Effective Date shall be deemed to be and treated as executory contracts and shall be assumed by the applicable Debtors or Reorganized Debtors and shall continue in full force and effect thereafter in accordance with their respective terms.  All other insurance policies shall vest in the Reorganized Debtors or the Litigation Trust, as applicable.

9.5          Reservation of Rights.

(a)           Neither the exclusion nor the inclusion by the Debtors of any contract or lease on any exhibit, schedule, or other annex to this Plan or in the Plan Supplement, nor anything contained in this Plan, will constitute an admission by the Debtors that any such contract or lease is or is not an executory contract or unexpired lease or that the Debtors or the Reorganized Debtors or their respective affiliates has any liability thereunder.

(b)           Except as explicitly provided in this Plan, nothing herein shall waive, excuse, limit, diminish, or otherwise alter any of the defenses, claims, Causes of Action, or other rights of the Debtors or the Reorganized Debtors under any executory or non-executory contract or unexpired or expired lease.

(c)           Nothing in this Plan will increase, augment, or add to any of the duties, obligations, responsibilities, or liabilities of the Debtors or the Reorganized Debtors, as applicable, under any executory or non-executory contract or unexpired or expired lease.

(d)           If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of its assumption under this Plan, the Debtors or Reorganized Debtors, as applicable, shall have thirty (30) days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

ARTICLE X.                                                                     CONDITIONS PRECEDENT TO THE OCCURRENCE OF THE EFFECTIVE DATE.

10.1        Conditions Precedent to the Effective Date.

The Effective Date shall not occur unless all of the following conditions precedent have been satisfied:

(a)           the Plan Supplement, including the Plan Documents, has been filed;

(b)           the Plan Documents contain terms and conditions consistent in all material respects with this Plan;

(c)           the Bankruptcy Court has entered the Confirmation Order in form and substance satisfactory to the Debtors, and such Confirmation Order has become a Final Order and has not been stayed, modified, or vacated on appeal; and

(d)           all governmental and third-party approvals and consents, including Bankruptcy Court approval, necessary in connection with the transactions provided for in this Plan have been obtained, are not subject to unfulfilled conditions, and are in full force and effect, and all applicable waiting periods have expired without any action having been taken by any competent authority that would restrain, prevent, or otherwise impose materially adverse conditions on such transactions.

10.2        Waiver of Conditions Precedent.

(a)           Each of the conditions precedent to the occurrence of the Effective Date may be waived in writing by the Debtors.  If any such condition precedent is waived pursuant to this section and the Effective Date occurs, each party agreeing to waive such condition precedent shall be estopped from withdrawing such waiver after the Effective Date or otherwise challenging the occurrence of the Effective Date on the basis that such condition was not satisfied, the waiver of such condition precedent shall benefit from the “equitable mootness” doctrine, and the occurrence of the Effective Date shall foreclose any ability to challenge this Plan in any court.  If this Plan is confirmed for fewer than all of the Debtors as provided for in section 5.13 of this Plan, only the conditions applicable to the Debtor or Debtors for which this Plan is confirmed must be satisfied or waived for the Effective Date to occur.

(b)           The stay of the Confirmation Order pursuant to Bankruptcy Rule 3020(e) shall be deemed waived by and upon the entry of the Confirmation Order, and the Confirmation Order shall take effect immediately upon its entry.

10.3        Effect of Failure of a Condition.

If the conditions listed in section 10.1 are not satisfied or waived in accordance with section 10.2 on or before the first Business Day that is more than sixty (60) days after the date on which the Confirmation Order is entered, the Debtors may file a notice with the Bankruptcy Court that this Plan is null and void in all respects and that nothing contained in this Plan or the Disclosure Statement shall (a) constitute a waiver or release of any Claims by or against or any Interests in the Debtors, (b) prejudice in any manner the rights of any Person, or (c) constitute an admission, acknowledgement, offer, or undertaking by the Debtors or any other Person.

ARTICLE XI.                                                                EFFECT OF CONFIRMATION.

11.1        Binding Effect.

Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code, and subject to the occurrence of the Effective Date, on and after the entry of the Confirmation Order, the provisions of this Plan shall bind every holder of a Claim against or Interest in any Debtor and inure to the benefit of and be binding on such holder’s respective successors and assigns, regardless of whether the Claim or Interest of such holder is Impaired under this Plan and whether such holder has accepted this Plan.

11.2        Vesting of Assets.

Except as otherwise provided in this Plan, or any Plan Document, on and after the Effective Date, all Assets of the Estates, including all claims, rights, and Causes of Action and any property acquired by the Debtors under or in connection with this Plan, shall vest in each respective Reorganized Debtor free and clear of all Claims, Liens, charges, other encumbrances, and Interests.  Subject to the terms of this Plan, on and after the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property without supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules other than restrictions expressly imposed by this Plan or the Confirmation Order.  The Reorganized Debtors and the Litigation Trust Trustee, as applicable, may prosecute, compromise, or settle any Claims (including any Administrative Expense Claims) and Causes of Action that they retain only under supervision and with approval the Bankruptcy Court in accordance with the Bankruptcy Code or the Bankruptcy Rules other than restrictions expressly imposed by this Plan or the Confirmation Order. Without limiting the foregoing, the Reorganized Debtors and the Litigation Trust Trustee may pay the charges that they incur on or after the Effective Date for Professional Persons’ fees, disbursements, expenses, or related support services without application to the Bankruptcy Court.

11.3        Discharge of Claims against and Interests in the Debtors.

Upon the Effective Date and in consideration of the distributions to be made under this Plan, except as otherwise provided in this Plan or in the Confirmation Order, each holder (as well as any trustee or agent on behalf of such holder) of a Claim or Interest, where such Claim or Interest has been fully paid or otherwise satisfied in accordance with this Plan, and any affiliate of such holder shall be deemed to have forever waived, released, and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Interests, rights, and liabilities that arose prior to the Effective Date.  Except as otherwise provided in this Plan, upon the Effective Date, all such holders of Claims and Interests and their affiliates shall be forever precluded and enjoined, pursuant to sections 105, 524, and 1141 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against or terminated Interest in any Debtor or any Reorganized Debtor.

11.4        Pre-Confirmation Injunctions and Stays.

Unless otherwise provided in this Plan, all injunctions and stays arising under or entered during the Chapter 11 Cases, whether under sections 105 or 362 of the Bankruptcy Code or otherwise, and in existence on the date of entry of the Confirmation Order, shall remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay.

11.5        Injunction against Interference with Plan.

Upon the entry of the Confirmation Order, all holders of Claims and Interests and all other parties in interest, along with their respective present and former affiliates, employees, agents, officers, directors, and principals, shall be enjoined from taking any action to interfere with the implementation or the occurrence of the Effective Date.

11.6        Plan Injunction.

(a)           Except as otherwise provided in this Plan, the Plan Documents, or the Confirmation Order, as of the entry of the Confirmation Order, but subject to the occurrence of the Effective Date, all Persons who have held, hold, or may hold Claims or Interests are, with respect to any such Claim or Interest, permanently enjoined after the entry of the Confirmation Order from:  (i) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative, or other forum) against or affecting, directly or indirectly, a Debtor, a Reorganized Debtor, the Litigation Trust, the Litigation Trust Trustee, an Estate, or the

property of any of the foregoing, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Persons mentioned in this subsection (i) or any property of any such transferee or successor; (ii) enforcing, levying, attaching (including, without limitation, any prejudgment attachment), collecting, or otherwise recovering in any manner or by any means, whether directly or indirectly, any judgment, award, decree, or order against a Debtor, a Reorganized Debtor, the Litigation Trust, the Litigation Trust Trustee, or an Estate or its property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Persons mentioned in this subsection (ii) or any property of any such transferee or successor; (iii) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against a Debtor, a Reorganized Debtor, the Litigation Trust, the Litigation Trust Trustee, or an Estate or any of its property, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Persons mentioned in this subsection (iii) or any property of any such transferee or successor; (iv) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of this Plan and the Plan Documents, to the full extent permitted by applicable law; and (v) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of this Plan and the Plan Documents; provided, that nothing contained herein shall preclude such Persons who have held, hold, or may hold Claims against, or Interests in, a Debtor, a Reorganized Debtor, or an Estate from exercising their rights and remedies, or obtaining benefits, pursuant to and consistent with the terms of this Plan and the Plan Documents.

(b)           By accepting distributions pursuant to this Plan, each holder of an Allowed Claim or Interest will be deemed to have affirmatively and specifically consented to be bound by this Plan, including, without limitation, the injunctions set forth in this section.

11.7        Releases.

(a)           Releases by the Debtors.  As of the Effective Date, except for the rights and remedies that remain in effect from and after the Effective Date to enforce this Plan and the Plan Documents, for good and valuable consideration, the adequacy of which is hereby confirmed, including, without limitation, the service of the Released Parties to facilitate the reorganization of the Debtors and the implementation of the Restructuring, and except as otherwise provided in this Plan, the Plan Documents, or in the Confirmation Order, the Released Parties are deemed forever released and discharged by the Debtors, the Reorganized Debtors, and the Estates, in each case on behalf of themselves and their respective successors, assigns, and representatives and any and all other entities that may purport to assert any Cause of Action derivatively, by or through the foregoing entities, from any and all claims, interests, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, losses, remedies, or liabilities whatsoever, including any derivative claims, asserted or assertable on behalf of the Debtors, the Reorganized Debtors, or their Estates, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that the Debtors, the Reorganized Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any

Claim or Interest that is treated in this Plan, the business or contractual arrangements between any Debtor and any Released Party, the Restructuring, the restructuring of any Claim or Interest before or during the Chapter 11 Cases, the Restructuring Transactions, the negotiation, formulation, or preparation of the Disclosure and this Plan and related agreements, instruments, and other documents (including the Plan Documents), the solicitation of votes with respect to this Plan, or any other act or omission, transaction, agreement, event, or other occurrence, other than Claims or Causes of Action arising out of or related to any act or omission of a Released Party that is a criminal act or constitutes intentional fraud, gross negligence, or willful misconduct.

(b)           Releases by Holders of Claims and Interests.  As of the Effective Date, except for the rights and remedies that remain in effect from and after the Effective Date to enforce this Plan and the Plan Documents, for good and valuable consideration, the adequacy of which is hereby confirmed, including, without limitation, the service of the Released Parties to facilitate the reorganization of the Debtors and the implementation of the Restructuring, and except as otherwise provided in this Plan, the Plan Documents, or in the Confirmation Order, the Released Parties are deemed forever released and discharged by the (i) the holders of all Claims and Interests who vote to accept this Plan, (ii) holders of Claims or Interests that are Unimpaired under this Plan, where the applicable Claims or Interests have been fully paid or otherwise satisfied in accordance with this Plan, (iii) holders of Claims or Interests whose vote to accept or reject this Plan was solicited but who did not vote either to accept or to reject this Plan, and (iv) holders of Claims or Interests who cast a ballot to reject this Plan but did not opt out of granting the releases set forth herein, from any and all claims, interests, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, losses, remedies, and liabilities whatsoever, including any derivative claims, asserted or assertable on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that such holders or their affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in this Plan, the business or contractual arrangements between any Debtor and any Released Party, the Restructuring, the restructuring of any Claim or Interest before or during the Chapter 11 Cases, the Restructuring Transactions, the negotiation, formulation, or preparation of the Disclosure Statement, this Plan and related agreements, instruments, and other documents (including the Plan Documents), the solicitation of votes with respect to this Plan, or any other act or omission, other than Claims or Causes of Action arising out of or related to any act or omission of a Released Party that is a criminal act or constitutes intentional fraud, gross negligence, or willful misconduct.

11.8        Non-Released Parties.

For the avoidance of doubt, except as set forth in section 11.9 of this Plan but otherwise notwithstanding anything to the contrary in this Plan, any Plan Supplement, or the Confirmation Order, none of the Debtors’ past or current officers, directors nor any of the Sterling Parties shall constitute Released Parties or deemed to be released by any of this Plan, the Plan Supplement, or the Confirmation Order.  Moreover, notwithstanding any language to the contrary contained in the Disclosure Statement, this Plan, and/or the Confirmation Order, no provision of the Disclosure Statement, this Plan, or the Confirmation Order shall (a) preclude any governmental regulatory agency from enforcing its police or regulatory powers or (b) enjoin, limit, impair, or delay any governmental regulatory agency from pursuing, in the appropriate forum, any Claims, causes of action, proceedings, or investigations against any non-debtor person or entity.

11.9        Exculpation.

(a)           To the extent permitted by applicable law and except for actions resulting from intentional fraud, gross negligence, or willful misconduct, no Exculpated Party shall have or incur, and each Exculpated Party is hereby released and exculpated from, any Claim, Interest, obligation, suit, judgment, damage, demand, debt, right, Cause of Action, loss, remedy, or liability for any claim in connection with or arising out of the administration of the Chapter 11 Cases; the negotiation and pursuit of the DIP Facility Loan Agreement, the Disclosure Statement, the Restructuring Transactions, and this Plan (including the Plan Documents), or the solicitation of votes for, or confirmation of, this Plan; the funding of this Plan; the occurrence of the Effective Date; the administration of this Plan or the property to be distributed under this Plan; the issuance of Securities under or in connection with this Plan; or the transactions in furtherance of any of the foregoing.  In all respects, such entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to this Plan.  The Exculpated Parties and each of their respective affiliates, agents, directors, officers, employees, advisors, and attorneys have acted in compliance with the applicable provisions of the Bankruptcy Code with regard to the solicitation and distribution of Securities pursuant to this Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of this Plan or such distributions made pursuant to this Plan, including the issuance of Securities thereunder.  This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, exculpations, and any other applicable law or rules protecting such Exculpated Parties from liability.

(b)           Neither the Patient Care Ombudsman nor any Professional Person retained by the Patient Care Ombudsman shall have any liability with respect to any act, omission, statement, or representation arising out of, relating to, or involving, in any way, the Patient Care Ombudsman’s evaluations, reports, pleadings, or other writings filed by or on behalf of the Patient Care Ombudsman in or in connection with the Chapter 11 Cases other than acts or omissions involving or arising out of gross negligence, willful misconduct, attorney malpractice, or a violation of applicable disciplinary or ethical rules. This provision shall be valid only to the extent it complies with any applicable rules of professional conduct.

11.10      Injunction Related to Releases and Exculpation.

The Confirmation Order shall permanently enjoin the commencement or prosecution by any Person or entity, whether directly, derivatively, or otherwise, of any Claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, losses, or liabilities released pursuant to this Plan, including, without limitation, the claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, and liabilities released or exculpated in this Plan.

11.11      Subordinated Claims.

The allowance, classification, and treatment of all Allowed Claims and Interests and the respective distributions and treatments thereof under this Plan take into account and conform to the relative priority and rights of the Claims and Interest in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, sections 510(a), 510(b), or 510(c) of the Bankruptcy Code, or otherwise.  Pursuant to section 510 of the Bankruptcy Code, the Reorganized Debtors and the Litigation Trust Trustee, as applicable, reserve the right to reclassify any Allowed Claim or Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

11.12      Retention of Causes of Action and Reservation of Rights.

Except as otherwise provided herein, including, without limitation, sections 11.5, 11.6, 11.7, 11.8, and 11.9, nothing contained in this Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any rights, claims, Causes of Action, rights of setoff or recoupment, or other legal or equitable defenses that the Debtors had immediately prior to the Effective Date on behalf of the Estates or of themselves in accordance with any provision of the Bankruptcy Code or any applicable nonbankruptcy law, including, but not limited to, rights, claims, Causes of Action, rights of setoff, offset, recoupment, or other legal or equitable defenses against any holder of Existing Equity Interests that arise on account of such holders’ objection to, or support of, and objection to this Plan.  The Reorganized Debtors shall have, retain, reserve, and be entitled to assert all such claims, Causes of Action, rights of setoff or recoupment, and other legal or equitable defenses as fully as if the Chapter 11 Cases had not been commenced, and all of the Debtors’ legal and equitable rights in respect of any Unimpaired Claim may be asserted after the Confirmation Date and Effective Date to the same extent as if the Chapter 11 Cases had not been commenced.

11.13      Ipso Facto and Similar Provisions Ineffective.

Any term of any prepetition policy, prepetition contract, or other prepetition obligation applicable to a Debtor shall be void and of no further force or effect with respect to any Debtor to the extent that such policy, contract, or other obligation is conditioned on, creates an obligation of the Debtor as a result of, or gives rise to a right of any Person based on any of the following:  (a) the insolvency or financial condition of a Debtor on or before the Effective Date; (b) the commencement of the Chapter 11 Cases; (c) the confirmation or consummation of this Plan, including any change of control that will occur as a result of such consummation; or (iv) the Restructuring.

11.14      Claims Against Directors and Officers.

After the Effective Date, the Reorganized Debtors shall not terminate or otherwise reduce the coverage under any directors’ and officers’ insurance policies (including any “tail policy”) in effect as of the Petition Date, and all members, managers, directors, and officers of the Debtors who served in such capacity at any time prior to the Effective Date will be entitled to the full benefits of any such policy for the full term of such policy regardless of whether such members, managers, directors, and/or officers remain in such positions after the Effective Date.  Notwithstanding any provision herein to the contrary, no claim that would be covered by any such directors’ and officers’ insurance policies is being released by this Plan, the Plan Supplement, the Confirmation Order, or otherwise.

11.15      Confidentiality of Information Related to Patient Care Ombudsman.

Except as otherwise order by the Bankruptcy Court, no person or entity may seek discovery in any form, including but not limited to, by motion, subpoena, notice, of deposition or request or demand for production of documents, from the Patient Care Ombudsman or his agents, professionals, employees, other representatives, designees, or assigns with respect to any information that the Patient Care Ombudsman is required to keep confidential under section 333(c)(1) of the Bankruptcy Code.  Nothing herein shall, in any way, limit or otherwise affect the rights and obligations of the Patient Care Ombudsman under any order of the Bankruptcy Court or under any confidentiality agreements, if any, between the Patient Care Ombudsman and any other person or entity or shall, in any way, limit or otherwise affect the Patient Care Ombudsman’s obligation, under section 333(c)(1) of the Bankruptcy Code or other applicable law, to maintain patient information, including patient records, as confidential, and no such information shall be released by the Patient Care Ombudsman without further order of the Bankruptcy Court.  The Patient Care Ombudsman and any Professional Person retained by the Patient Care Ombudsman shall retain the right to apply for further compensation pursuant to section 330 of the Bankruptcy Code if they are required to respond to discovery or become a party to litigation, and parties in interest shall retain the right to object to any such application or applications.

ARTICLE XII.                                                           RETENTION OF JURISDICTION.

12.1        Retention of Jurisdiction.

Pursuant to sections 105(c) and 1142 of the Bankruptcy Code and notwithstanding entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction, pursuant to 28 U.S.C. §§ 1334 and 157, over all matters arising in or related to the Chapter 11 Cases for, among other things, the following purposes:

(a)           to hear and determine applications for the assumption or rejection of executory contracts or unexpired leases and any disputes over Cure Amounts resulting therefrom;

(b)           to determine any motion, adversary proceeding, application, contested matter, and other litigated matter pending on or commenced after the entry of the Confirmation Order, including any Cause of Action which may be asserted by the Litigation Trust Trustee;

(c)           to hear and resolve any disputes arising from or related to (i) any orders of the Bankruptcy Court granting relief under Bankruptcy Rule 2004 or (ii) any protective orders entered by the Bankruptcy Court in connection with the foregoing;

(d)           to ensure that distributions to holders of Allowed Claims are accomplished as provided in this Plan and the Confirmation Order;

(e)           to consider Claims or the allowance, classification, priority, compromise, estimation, or payment of any Claim, including any Administrative Expense Claim, and to subordinate any Claim or Interest in accordance with any contractual, legal, or equitable subordination principles;

(f)            to enter, implement, or enforce such orders as may be appropriate in the event that the Confirmation Order is for any reason stayed, reversed, revoked, modified, or vacated;

(g)           to issue and enforce injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any Person or other entity with the consummation, implementation, or enforcement of this Plan, the Confirmation Order, or any other order of the Bankruptcy Court;

(h)           to hear and determine any application to modify this Plan in accordance with section 1127 of the Bankruptcy Code to remedy any defect or omission or reconcile any inconsistency in this Plan, the Disclosure Statement, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

(i)            to hear and determine all Fee Claims;

(j)            to resolve disputes concerning any reserves with respect to Disputed Claims or the administration thereof;

(k)           to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of this Plan, the Confirmation Order, any transactions or payments in furtherance of either, or any agreement, instrument, or other document governing or related to any of the foregoing;

(l)            to take any action and issue such orders, including any such action or orders as may be necessary after entry of the Confirmation Order or the occurrence of the Effective Date, as may be necessary to construe, enforce, implement, execute, and consummate this Plan, including any release, exculpation, or injunction provisions set forth in this Plan, or to maintain the integrity of this Plan following the occurrence of the Effective Date;

(m)          to determine such other matters and for such other purposes as may be provided in the Confirmation Order;

(n)           to hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

(o)           to hear and determine any other matters related to the Chapter 11 Cases and not inconsistent with the Bankruptcy Code or title 28 of the United States Code;

(p)           to resolve any disputes concerning whether a Person or entity had sufficient notice of the Chapter 11 Cases, the Disclosure Statement, any solicitation conducted in connection with the Chapter 11 Cases, any bar date established in the Chapter 11 Cases, or any deadline for responding or objecting to a Cure Amount, in each case, for the purpose for determining whether a Claim or Interest is discharged hereunder or for any other purpose;

(q)           to recover all Assets of the Debtors and property of the Estates, wherever located; and

(r)            to enter a final decree closing each of the Chapter 11 Cases.

ARTICLE XIII.                                                      MISCELLANEOUS PROVISIONS.

13.1        Exemption from Certain Transfer Taxes.

Pursuant to section 1146 of the Bankruptcy Code, (a) the issuance, transfer, or exchange of any securities, instruments, or documents, (b) the creation of any Lien, mortgage, deed of trust, or other security interest, (c) all sale transactions consummated by the Debtors and approved by the Bankruptcy Court on and after the Confirmation Date through and including the Effective Date, including any transfers effectuated under this Plan, (d) any assumption, assignment, or sale by the Debtors of their interests in unexpired leases of nonresidential real property or executory contracts pursuant to section 365(a) of the Bankruptcy Code, and (e) the issuance, renewal, modification, or securing of indebtedness by such means and the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with this Plan, including, without limitation, the Confirmation Order, shall not be subject to any document recording tax, stamp tax, conveyance fee or other similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, sales tax, use tax, or other similar tax or governmental assessment.  Consistent with the foregoing, each recorder of deeds or similar official for any county, city, or Governmental Unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument without requiring the payment of any filing fees, documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax, or similar tax.

13.2        Dates of Actions to Implement This Plan.

In the event that any payment or act under this Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day but shall be deemed to have been completed as of the required date.

13.3        Amendments.

(a)           Plan Modifications.  This Plan may be amended, modified, or supplemented by the Debtors, in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law, without additional disclosure pursuant to section 1125 of the Bankruptcy Code, except as otherwise ordered by the Bankruptcy Court.  In addition, after the Confirmation Date, so long as such action does not materially and adversely affect the treatment of holders of

Allowed Claims pursuant to this Plan, the Debtors may remedy any defect or omission or reconcile any inconsistencies in this Plan or the Confirmation Order with respect to such matters as may be necessary to carry out the purposes of effects of this Plan, and any holder of a Claim or Interest that has accepted this Plan shall be deemed to have accepted this Plan as amended, modified, or supplemented.

(b)           Certain Technical Amendments.  Prior to the Effective Date, the Debtors may make appropriate technical adjustments and modifications to this Plan without further order or approval of the Bankruptcy Court; provided, that such technical adjustments and modifications do not adversely affect in a material way the treatment of holders of Claims or Interests under this Plan.

13.4        Revocation or Withdrawal of Plan.

The Debtors reserve the right to revoke or withdraw this Plan prior to the Effective Date as to any or all of the Debtors.  If, with respect to a Debtor, this Plan has been revoked or withdrawn prior to the Effective Date, or if confirmation or the occurrence of the Effective Date as to such Debtor does not occur on the Effective Date, then, with respect to such Debtor:  (a) this Plan shall be null and void in all respects; (b) any settlement or compromise embodied in this Plan (including the fixing or limiting to an amount any Claim or Interest or Class of Claims or Interests), assumption or rejection of executory contracts or unexpired leases affected by this Plan, and any document or agreement executed pursuant to this Plan shall be deemed null and void; and (c) nothing contained in this Plan shall (i) constitute a waiver or release of any Claim by or against, or any Interest in, such Debtor or any other Person; (ii) prejudice in any manner the rights of such Debtor or any other Person; or (iii) constitute an admission of any sort by any Debtor or any other Person.

13.5        Severability.

Subject to section 5.13 of this Plan, if, prior to the entry of the Confirmation Order, any term or provision of this Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration, or interpretation by the Bankruptcy Court, the remainder of the terms and provisions of this Plan shall remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with this section, is valid and enforceable pursuant to its terms.

13.6        Governing Law.

Except to the extent that the Bankruptcy Code or other federal law is applicable or to the extent that a Plan Document provides otherwise, the rights, duties, and obligations arising under this Plan and the Plan Documents shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Texas, without giving effect to the principles of conflicts of laws thereof.

13.7        Immediate Binding Effect.

Notwithstanding Bankruptcy Rules 3020(e), 6004(h), 7062, or otherwise, upon the occurrence of the Effective Date, the terms of this Plan and the Plan Documents shall be immediately effective and enforceable and deemed binding upon and inure to the benefit of the Debtors, the Reorganized Debtors, the holders of Claims and Interests, the Released Parties, and each of their respective successors and assigns.

13.8        Successors and Assigns.

The rights, benefits, and obligations of any Person named or referred to in this Plan shall be binding on and shall inure to the benefit of any heir, executor, administrator, successor, or permitted assign, if any, of each such entity.

13.9        Entire Agreement.

On the Effective Date, this Plan, the Plan Supplement, and the Confirmation Order shall supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into this Plan.

13.10      Computing Time.

In computing any period of time prescribed or allowed by this Plan, unless otherwise set forth in this Plan or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

13.11      Exhibits to Plan.

All exhibits, schedules, supplements, and appendices to this Plan (including the Plan Supplement) are incorporated into and are a part of this Plan as if set forth in full herein.

13.12      Notices.

All notices, requests, and demands to or upon the Debtors or Reorganized Debtors, as applicable, shall be in writing (including by facsimile transmission) and, unless otherwise provided herein, shall be deemed to have been duly given or made only when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

ADEPTUS HEALTH, LLC
2941 Lake Vista Drive
Lewisville, Texas 75067
Attn:  Timothy Mueller, General Counsel

– and –

NORTON ROSE FULBRIGHT US LLP
2200 Ross Avenue, Suite 3600
Dallas, Texas 75201-7932
Telephone: (214) 855-8000
Facsimile:  (214) 855-8200
Attn:       Louis R. Strubeck, Jr.
                John N. Schwartz
                Liz Boydston

After the occurrence of the Effective Date, the Reorganized Debtors have authority to send a notice to entities that, to continue to receive documents pursuant to Bankruptcy Rule 2002, such entities must file a renewed request to receive documents pursuant to Bankruptcy Rule 2002; provided, that the U.S. Trustee need not file such a renewed request and shall continue to receive documents without any further action being necessary.  After the occurrence of the Effective Date, the Reorganized Debtors are authorized to limit the list of entities receiving documents pursuant to Bankruptcy Rule 2002 to the U.S. Trustee and those entities that have filed such renewed requests.

13.13      Reservation of Rights.

Except as otherwise provided herein, this Plan shall be of no force or effect unless the Bankruptcy Court enters the Confirmation Order.  None of the filing of this Plan, any statement, or provision of this Plan, or the taking of any action by the Debtors with respect to this Plan, shall be or shall be deemed to be an admission or waiver of any rights of the Debtors with respect to any Claims or Interests prior to the Effective Date.

Dated: July 19, 2017	By:	/s/ Andrew Hinkelman
	Name:	Andrew Hinkelman
	Title:	Chief Restructuring Officer

ADEPTUS HEALTH COLORADO HOLDINGS LLC

ADEPTUS HEALTH INC.

ADEPTUS HEALTH LLC

ADEPTUS HEALTH MANAGEMENT LLC

ADEPTUS HEALTH PHOENIX HOLDINGS LLC

ADEPTUS HEALTH VENTURES LLC

ADPT COLUMBUS HOLDINGS LLC

ADPT DFW HOLDINGS LLC

ADPT HOUSTON HOLDINGS LLC

ADPT NEW ORLEANS HOLDINGS LLC

ADPT NEW ORLEANS MANAGEMENT LLC

ADPT-AZ MPT HOLDINGS LLC

ADPT-AZ RE HOLDINGS LLC

ADPT-CO MPT HOLDINGS LLC

ADPT-CO RE HOLDINGS LLC

ADPT-COLUMBUS MPT HOLDINGS LLC

ADPT-COLUMBUS RE HOLDINGS LLC

ADPT-DFW MPT HOLDINGS LLC

ADPT-DFW RE HOLDINGS LLC

ADPT-HOUSTON MPT HOLDINGS LLC

ADPT-HOUSTON RE HOLDINGS LLC

ADPT-LA MPT HOLDINGS LLC

ADPT-LA RE HOLDINGS LLC

AJNH MEDICAL CENTER LLC

ALAMO HEIGHTS SA MEDICAL CENTER LLC

ALGIERS MEDICAL CENTER LLC

ALVIN MEDICAL CENTER LLC

ANTHEM MEDICAL CENTER LLC

ANTOINE MEDICAL CENTER LLC

ARIZONA GENERAL ER LLC

ATASCOCITA 1960 MEDICAL CENTER LLC

AUSTIN BRODIE MEDICAL CENTER LLC

BAYTOWN MEDICAL CENTER LLC

BELLA TERRA MEDICAL CENTER LLC

BENDER’S LANDING MEDICAL CENTER LLC

BLACKLICK WOODS MEDICAL CENTER LLC

BRIAR FOREST-ELDRIDGE MEDICAL CENTER LLC

BROAD WAGONER MEDICAL CENTER LLC

BRUSHY CREEK MEDICAL CENTER LLC

CAMELBACK 83RD MEDICAL CENTER LLC

CEDAR PARK LAKELINE MEDICAL CENTER LLC

CENTENNIAL MEDICAL CENTER LLC

CENTER STREET DP MEDICAL CENTER LLC

CHANDLER GERMANN MEDICAL CENTER LLC

CHANDLER HEIGHTS MEDICAL CENTER LLC

CINCO RANCH MEDICAL CENTER LLC

COLONIAL LAKES MEDICAL CENTER LLC

COLORADO GENERAL HOSPITAL LLC

CONROE MEDICAL CENTER LLC

CONVERSE MEDICAL CENTER LLC

COPPERWOOD MEDICAL CENTER LLC

CREEKSIDE FOREST MEDICAL CENTER LLC

CULEBRA-TEZEL MEDICAL CENTER LLC

DE ZAVALA MEDICAL CENTER LLC

DUBLIN MEDICAL CENTER LLC

EAGLES NEST MEDICAL CENTER LLC

EAST MESA MEDICAL CENTER LLC

EAST PFLUGERVILLE MEDICAL CENTER LLC

EAST RIVERSIDE MEDICAL CENTER LLC

ECC MANAGEMENT, LLC

FCER MANAGEMENT, LLC

FIRST CHOICE ER, LLC

FIRST TEXAS HOSPITAL CY-FAIR LLC

FOUR POINTS MEDICAL CENTER LLC

FRIENDSWOOD MEDICAL CENTER LLC

FTH HOUSTON PARTNERS LLC

GARLAND CENTERVILLE MEDICAL CENTER LLC

GILBERT MEDICAL CENTER LLC

GLEANNLOCH FARMS MEDICAL CENTER LLC

GLENDALE MEDICAL CENTER LLC

GOODYEAR MEDICAL CENTER LLC

GREENVILLE STACY MEDICAL CENTER LLC

GUADALUPE RIVER MEDICAL CENTER LLC

HAMPDEN TOWER MEDICAL CENTER LLC

HELOTES MEDICAL CENTER LLC

HILLIARD MEDICAL CENTER LLC

HOUSTON 9520 JONES MEDICAL CENTER LLC

HOUSTON FM 1960 MEDICAL CENTER LLC

KATY ER CENTER LLC

KELLER MEDICAL CENTER LLC

KINGWOOD MEDICAL CENTER LLC

KUYKENDAHL MEDICAL CENTER LLC

LA PORTE MEDICAL CENTER LLC

LAKEWOOD FOREST MEDICAL CENTER LLC

LEAGUE CITY MEDICAL CENTER LLC

LEGACY TRAILS MEDICAL CENTER LLC

LEWIS CENTER MEDICAL CENTER LLC

LITCHFIELD PARK MEDICAL CENTER LLC

LOUETTA MEDICAL CENTER LLC

MARRERO MEDICAL CENTER LLC

MEADOWBROOK HEIGHTS MEDICAL CENTER LLC

MEDICAL CENTER OF CROSBY LYNCHBURG LLC

MEDICAL CENTER OF SPRING RAYFORD RICHARDS LLC

MESA TIERRA MEDICAL CENTER LLC

MIDLOTHIAN MEDICAL CENTER LLC

MOUNTAIN PARK RANCH MEDICAL CENTER LLC

NATIONAL MEDICAL PROFESSIONALS OF ARIZONA LLC

NATIONAL MEDICAL PROFESSIONALS OF OHIO LLC

NEW ORLEANS EAST MEDICAL CENTER LLC

NORTHWEST HARRIS COUNTY MEDICAL CENTER LLC

OHIO GENERAL ER LLC

OHIO GENERAL HOSPITAL LLC

OPFREE LICENSING LP

OPFREE RE INVESTMENTS, LTD.

OPFREE, LLC

PEARLAND 518 MEDICAL CENTER LLC

PEARLAND PARKWAY MEDICAL CENTER LLC

PEARLAND SUNRISE MEDICAL CENTER LLC

PFLUGERVILLE MEDICAL CENTER LLC

POTRANCO MEDICAL CENTER LLC

PROVINCES MEDICAL CENTER LLC

QUEEN CREEK MEDICAL CENTER LLC

ROSENBERG MEDICAL CENTER LLC

ROY RICHARD MEDICAL CENTER LLC

SAN ANTONIO NACOGDOCHES MEDICAL CENTER LLC

SAN TAN VALLEY MEDICAL CENTER LLC

SEGUIN FOSTER MEDICAL CENTER LLC

SIENNA PLANTATION MEDICAL CENTER LLC

SOUTH BEND MEDICAL CENTER LLC

SOUTH CARRIER MEDICAL CENTER LLC

SOUTH GREEN OAKS MEDICAL CENTER LLC

SPANISH OAKS MEDICAL CENTER LLC

SPRING 2920 MEDICAL CENTER LLC

SPRING GREEN MEDICAL CENTER LLC

SSH MEDICAL CENTER LLC

STERLING RIDGE MEDICAL CENTER II LLC

STERLING RIDGE MEDICAL CENTER LLC

SUMMERWOOD MEDICAL CENTER LLC

SURPRISE MEDICAL CENTER LLC

SW CHANDLER MEDICAL CENTER LLC

SYCAMORE SCHOOL MEDICAL CENTER LLC

TEMPE MCCLINTOCK BASELINE MEDICAL CENTER LLC

TEMPE RURAL-BASELINE MEDICAL CENTER LLC

TEXAS REGIONAL HOSPITAL LLC

VICTORY LAKES MEDICAL CENTER LLC

WADSWORTH-BELLEVIEW MEDICAL CENTER LLC

WATERSIDE MEDICAL CENTER LLC

WHITE SETTLEMENT MEDICAL CENTER LLC

WILDERNESS-HARDY OAK MEDICAL CENTER LLC

WILLIAM CANNON MEDICAL CENTER LLC

Appendix

(Sorted Alphabetically)

#	Debtor Name	Case No.	EIN
1.	Adeptus Health Colorado Holdings LLC	17-31448	30-0857912
2.	Adeptus Health Inc.	17-31434	46-5037387
3.	Adeptus Health LLC	17-31435	32-0432716
4.	Adeptus Health Management LLC	17-31455	32-0448472
5.	Adeptus Health Phoenix Holdings LLC	17-31461	35-2487075
6.	Adeptus Health Ventures LLC	17-31466	36-4802997
7.	ADPT Columbus Holdings LLC	17-31471	36-4835265
8.	ADPT DFW Holdings LLC	17-31432	30-0857947
9.	ADPT Houston Holdings LLC	17-31479	30-0857977
10.	ADPT New Orleans Holdings LLC	17-31486	32-0479313
11.	ADPT New Orleans Management LLC	17-31493	Pending
12.	ADPT-AZ MPT Holdings LLC	17-31497	61-1772047
13.	ADPT-AZ RE Holdings LLC	17-31502	47-5241979
14.	ADPT-CO MPT Holdings LLC	17-31508	47-3512571
15.	ADPT-CO RE Holdings LLC	17-31512	47-3565144
16.	ADPT-Columbus MPT Holdings LLC	17-31519	Pending
17.	ADPT-Columbus RE Holdings LLC	17-31523	Pending
18.	ADPT-DFW MPT Holdings LLC	17-31527	81-0772445
19.	ADPT-DFW RE Holdings LLC	17-31532	81-0785981
20.	ADPT-Houston MPT Holdings LLC	17-31533	30-0914017
21.	ADPT-Houston RE Holdings LLC	17-31536	61-1781468
22.	ADPT-LA MPT Holdings LLC	17-31542	81-0752643
23.	ADPT-LA RE Holdings LLC	17-31545	81-0758384
24.	AJNH Medical Center LLC	17-31548	36-4729524
25.	Alamo Heights SA Medical Center LLC	17-31553	35-2547715
26.	Algiers Medical Center LLC	17-31556	32-0455775
27.	Alvin Medical Center LLC	17-31561	90-1008817
28.	Anthem Medical Center LLC	17-31564	37-1740119
29.	Antoine Medical Center LLC	17-31440	35-2537322
30.	Arizona General ER LLC	17-31444	90-1025598
31.	Atascocita 1960 Medical Center LLC	17-31449	36-4780687
32.	Austin Brodie Medical Center LLC	17-31454	61-1713294
33.	Baytown Medical Center LLC	17-31456	30-0840445
34.	Bella Terra Medical Center LLC	17-31459	80-0957867
35.	Bender’s Landing Medical Center LLC	17-31468	37-1752156
36.	Blacklick Woods Medical Center LLC	17-31475	30-0805532
37.	Briar Forest-Eldridge Medical Center LLC	17-31482	35-2481862
38.	Broad Wagoner Medical Center LLC	17-31488	35-2492252
39.	Brushy Creek Medical Center LLC	17-31494	38-3923792
40.	Camelback 83rd Medical Center LLC	17-31498	38-3945993
41.	Cedar Park Lakeline Medical Center LLC	17-31505	35-2493773
42.	Centennial Medical Center LLC	17-31509	32-0436930
43.	Center Street DP Medical Center LLC	17-31516	35-2453223
44.	Chandler Germann Medical Center LLC	17-31521	80-0938469
45.	Chandler Heights Medical Center LLC	17-31525	32-0456525

#	Debtor Name	Case No.	EIN
46.	Cinco Ranch Medical Center LLC	17-31529	61-1744313
47.	Colonial Lakes Medical Center LLC	17-31535	90-1004044
48.	Colorado General Hospital LLC	17-31539	35-2506314
49.	Conroe Medical Center LLC	17-31544	37-1743660
50.	Converse Medical Center LLC	17-31551	30-0820305
51.	Copperwood Medical Center LLC	17-31554	84-1697403
52.	Creekside Forest Medical Center LLC	17-31557	36-4781064
53.	Culebra-Tezel Medical Center LLC	17-31559	90-1020838
54.	De Zavala Medical Center LLC	17-31560	30-0879734
55.	Dublin Medical Center LLC	17-31563	80-0965351
56.	Eagles Nest Medical Center LLC	17-31565	04-3847518
57.	East Mesa Medical Center LLC	17-31437	90-1033851
58.	East Pflugerville Medical Center LLC	17-31439	90-1023315
59.	East Riverside Medical Center LLC	17-31442	38-3973259
60.	ECC Management, LLC	17-31443	16-1711879
61.	FCER Management, LLC	17-31447	11-3798239
62.	First Choice ER, LLC	17-31436	27-5348156
63.	First Texas Hospital Cy-Fair LLC	17-31451	47-3480091
64.	Four Points Medical Center LLC	17-31464	38-3938637
65.	Friendswood Medical Center LLC	17-31469	38-3916132
66.	FTH Houston Partners LLC	17-31474	47-3466871
67.	Garland Centerville Medical Center LLC	17-31477	35-2537960
68.	Gilbert Medical Center LLC	17-31481	80-0940827
69.	Gleannloch Farms Medical Center LLC	17-31485	35-2481256
70.	Glendale Medical Center LLC	17-31489	90-1012820
71.	Goodyear Medical Center LLC	17-31490	90-1007336
72.	Greenville Stacy Medical Center LLC	17-31492	38-3926926
73.	Guadalupe River Medical Center LLC	17-31496	35-2514826
74.	Hampden Tower Medical Center LLC	17-31499	38-3928757
75.	Helotes Medical Center LLC	17-31501	36-4782313
76.	Hilliard Medical Center LLC	17-31504	35-2491198
77.	Houston 9520 Jones Medical Center LLC	17-31507	32-0432459
78.	Houston FM 1960 Medical Center LLC	17-31511	37-1783329
79.	Katy ER Center LLC	17-31514	45-2583773
80.	Keller Medical Center LLC	17-31517	61-1736669
81.	Kingwood Medical Center LLC	17-31520	80-0684495
82.	Kuykendahl Medical Center LLC	17-31524	34-2028269
83.	La Porte Medical Center LLC	17-31526	80-0927953
84.	Lakewood Forest Medical Center LLC	17-31530	90-1013791
85.	League City Medical Center LLC	17-31438	36-4766358
86.	Legacy Trails Medical Center LLC	17-31441	61-1744649
87.	Lewis Center Medical Center LLC	17-31445	32-0431791
88.	Litchfield Park Medical Center LLC	17-31446	36-4801379
89.	Louetta Medical Center LLC	17-31450	74-3178584
90.	Marrero Medical Center LLC	17-31453	61-1753468
91.	Meadowbrook Heights Medical Center LLC	17-31457	32-0448039
92.	Medical Center of Crosby Lynchburg LLC	17-31458	38-3922039
93.	Medical Center of Spring Rayford Richards LLC	17-31462	37-1747613

#	Debtor Name	Case No.	EIN
94.	Mesa Tierra Medical Center LLC	17-31465	35-2523890
95.	Midlothian Medical Center LLC	17-31470	30-0802928
96.	Mountain Park Ranch Medical Center LLC	17-31473	38-3939092
97.	National Medical Professionals of Arizona LLC	17-31478	37-1757007
98.	National Medical Professionals of Ohio LLC	17-31483	30-0829176
99.	New Orleans East Medical Center LLC	17-31510	61-1753435
100.	Northwest Harris County Medical Center LLC	17-31538	36-4781722
101.	Ohio General ER LLC	17-31540	38-3918055
102.	Ohio General Hospital LLC	17-31547	80-0956267
103.	OpFree Licensing LP	17-31549	01-0831027
104.	OpFree RE Investments, Ltd.	17-31558	06-1740727
105.	OpFree, LLC	17-31562	34-2028263
106.	Pearland 518 Medical Center LLC	17-31566	90-1025398
107.	Pearland Parkway Medical Center LLC	17-31567	51-0576704
108.	Pearland Sunrise Medical Center LLC	17-31568	90-1001726
109.	Pflugerville Medical Center LLC	17-31569	45-2552050
110.	Potranco Medical Center LLC	17-31570	80-0966887
111.	Provinces Medical Center LLC	17-31571	80-0967881
112.	Queen Creek Medical Center LLC	17-31572	32-0457346
113.	Rosenberg Medical Center LLC	17-31452	80-0964882
114.	Roy Richard Medical Center LLC	17-31460	35-2491802
115.	San Antonio Nacogdoches Medical Center LLC	17-31463	80-0937326
116.	San Tan Valley Medical Center LLC	17-31467	36-4801184
117.	Seguin Foster Medical Center LLC	17-31472	35-2532650
118.	Sienna Plantation Medical Center LLC	17-31476	90-1009094
119.	South Bend Medical Center LLC	17-31480	61-1770288
120.	South Carrier Medical Center LLC	17-31484	32-0429602
121.	South Green Oaks Medical Center LLC	17-31487	90-1012518
122.	Spanish Oaks Medical Center LLC	17-31491	90-1012951
123.	Spring 2920 Medical Center LLC	17-31495	36-4776092
124.	Spring Green Medical Center LLC	17-31500	Pending
125.	SSH Medical Center LLC	17-31503	77-0666943
126.	Sterling Ridge Medical Center II LLC	17-31506	32-0439505
127.	Sterling Ridge Medical Center LLC	17-31513	16-1711883
128.	Summerwood Medical Center LLC	17-31515	30-0802964
129.	Surprise Medical Center LLC	17-31518	90-1012038
130.	SW Chandler Medical Center LLC	17-31522	90-1032288
131.	Sycamore School Medical Center LLC	17-31528	35-2494277
132.	Tempe McClintock Baseline Medical Center LLC	17-31531	38-3923748
133.	Tempe Rural-Baseline Medical Center LLC	17-31534	30-0852296
134.	Texas Regional Hospital LLC	17-31537	37-1753820
135.	Victory Lakes Medical Center LLC	17-31541	37-1751372
136.	Wadsworth-Belleview Medical Center LLC	17-31543	35-2486458
137.	Waterside Medical Center LLC	17-31546	36-4767886
138.	White Settlement Medical Center LLC	17-31550	38-3970573
139.	Wilderness-Hardy Oak Medical Center LLC	17-31552	80-0954867
140.	William Cannon Medical Center LLC	17-31555	35-2493839

(Sorted Numerically By Case Number)

#	Debtor Name	Case No.	EIN
1.	ADPT DFW Holdings LLC	17-31432	30-0857947
2.	Adeptus Health Inc.	17-31434	46-5037387
3.	Adeptus Health LLC	17-31435	32-0432716
4.	First Choice ER, LLC	17-31436	27-5348156
5.	East Mesa Medical Center LLC	17-31437	90-1033851
6.	League City Medical Center LLC	17-31438	36-4766358
7.	East Pflugerville Medical Center LLC	17-31439	90-1023315
8.	Antoine Medical Center LLC	17-31440	35-2537322
9.	Legacy Trails Medical Center LLC	17-31441	61-1744649
10.	East Riverside Medical Center LLC	17-31442	38-3973259
11.	ECC Management, LLC	17-31443	16-1711879
12.	Arizona General ER LLC	17-31444	90-1025598
13.	Lewis Center Medical Center LLC	17-31445	32-0431791
14.	Litchfield Park Medical Center LLC	17-31446	36-4801379
15.	FCER Management, LLC	17-31447	11-3798239
16.	Adeptus Health Colorado Holdings LLC	17-31448	30-0857912
17.	Atascocita 1960 Medical Center LLC	17-31449	36-4780687
18.	Louetta Medical Center LLC	17-31450	74-3178584
19.	First Texas Hospital Cy-Fair LLC	17-31451	47-3480091
20.	Rosenberg Medical Center LLC	17-31452	80-0964882
21.	Marrero Medical Center LLC	17-31453	61-1753468
22.	Austin Brodie Medical Center LLC	17-31454	61-1713294
23.	Adeptus Health Management LLC	17-31455	32-0448472
24.	Baytown Medical Center LLC	17-31456	30-0840445
25.	Meadowbrook Heights Medical Center LLC	17-31457	32-0448039
26.	Medical Center of Crosby Lynchburg LLC	17-31458	38-3922039
27.	Bella Terra Medical Center LLC	17-31459	80-0957867
28.	Roy Richard Medical Center LLC	17-31460	35-2491802
29.	Adeptus Health Phoenix Holdings LLC	17-31461	35-2487075
30.	Medical Center of Spring Rayford Richards LLC	17-31462	37-1747613
31.	San Antonio Nacogdoches Medical Center LLC	17-31463	80-0937326
32.	Four Points Medical Center LLC	17-31464	38-3938637
33.	Mesa Tierra Medical Center LLC	17-31465	35-2523890
34.	Adeptus Health Ventures LLC	17-31466	36-4802997
35.	San Tan Valley Medical Center LLC	17-31467	36-4801184
36.	Bender’s Landing Medical Center LLC	17-31468	37-1752156
37.	Friendswood Medical Center LLC	17-31469	38-3916132
38.	Midlothian Medical Center LLC	17-31470	30-0802928
39.	ADPT Columbus Holdings LLC	17-31471	36-4835265
40.	Seguin Foster Medical Center LLC	17-31472	35-2532650
41.	Mountain Park Ranch Medical Center LLC	17-31473	38-3939092
42.	FTH Houston Partners LLC	17-31474	47-3466871
43.	Blacklick Woods Medical Center LLC	17-31475	30-0805532
44.	Sienna Plantation Medical Center LLC	17-31476	90-1009094
45.	Garland Centerville Medical Center LLC	17-31477	35-2537960
46.	National Medical Professionals of Arizona LLC	17-31478	37-1757007

#	Debtor Name	Case No.	EIN
47.	ADPT Houston Holdings LLC	17-31479	30-0857977
48.	South Bend Medical Center LLC	17-31480	61-1770288
49.	Gilbert Medical Center LLC	17-31481	80-0940827
50.	Briar Forest-Eldridge Medical Center LLC	17-31482	35-2481862
51.	National Medical Professionals of Ohio LLC	17-31483	30-0829176
52.	South Carrier Medical Center LLC	17-31484	32-0429602
53.	Gleannloch Farms Medical Center LLC	17-31485	35-2481256
54.	ADPT New Orleans Holdings LLC	17-31486	32-0479313
55.	South Green Oaks Medical Center LLC	17-31487	90-1012518
56.	Broad Wagoner Medical Center LLC	17-31488	35-2492252
57.	Glendale Medical Center LLC	17-31489	90-1012820
58.	Goodyear Medical Center LLC	17-31490	90-1007336
59.	Spanish Oaks Medical Center LLC	17-31491	90-1012951
60.	Greenville Stacy Medical Center LLC	17-31492	38-3926926
61.	ADPT New Orleans Management LLC	17-31493	Pending
62.	Brushy Creek Medical Center LLC	17-31494	38-3923792
63.	Spring 2920 Medical Center LLC	17-31495	36-4776092
64.	Guadalupe River Medical Center LLC	17-31496	35-2514826
65.	ADPT-AZ MPT Holdings LLC	17-31497	61-1772047
66.	Camelback 83rd Medical Center LLC	17-31498	38-3945993
67.	Hampden Tower Medical Center LLC	17-31499	38-3928757
68.	Spring Green Medical Center LLC	17-31500	Pending
69.	Helotes Medical Center LLC	17-31501	36-4782313
70.	ADPT-AZ RE Holdings LLC	17-31502	47-5241979
71.	SSH Medical Center LLC	17-31503	77-0666943
72.	Hilliard Medical Center LLC	17-31504	35-2491198
73.	Cedar Park Lakeline Medical Center LLC	17-31505	35-2493773
74.	Sterling Ridge Medical Center II LLC	17-31506	32-0439505
75.	Houston 9520 Jones Medical Center LLC	17-31507	32-0432459
76.	ADPT-CO MPT Holdings LLC	17-31508	47-3512571
77.	Centennial Medical Center LLC	17-31509	32-0436930
78.	New Orleans East Medical Center LLC	17-31510	61-1753435
79.	Houston FM 1960 Medical Center LLC	17-31511	37-1783329
80.	ADPT-CO RE Holdings LLC	17-31512	47-3565144
81.	Sterling Ridge Medical Center LLC	17-31513	16-1711883
82.	Katy ER Center LLC	17-31514	45-2583773
83.	Summerwood Medical Center LLC	17-31515	30-0802964
84.	Center Street DP Medical Center LLC	17-31516	35-2453223
85.	Keller Medical Center LLC	17-31517	61-1736669
86.	Surprise Medical Center LLC	17-31518	90-1012038
87.	ADPT-Columbus MPT Holdings LLC	17-31519	Pending
88.	Kingwood Medical Center LLC	17-31520	80-0684495
89.	Chandler Germann Medical Center LLC	17-31521	80-0938469
90.	SW Chandler Medical Center LLC	17-31522	90-1032288
91.	ADPT-Columbus RE Holdings LLC	17-31523	Pending
92.	Kuykendahl Medical Center LLC	17-31524	34-2028269
93.	Chandler Heights Medical Center LLC	17-31525	32-0456525
94.	La Porte Medical Center LLC	17-31526	80-0927953

#	Debtor Name	Case No.	EIN
95.	ADPT-DFW MPT Holdings LLC	17-31527	81-0772445
96.	Sycamore School Medical Center LLC	17-31528	35-2494277
97.	Cinco Ranch Medical Center LLC	17-31529	61-1744313
98.	Lakewood Forest Medical Center LLC	17-31530	90-1013791
99.	Tempe McClintock Baseline Medical Center LLC	17-31531	38-3923748
100.	ADPT-DFW RE Holdings LLC	17-31532	81-0785981
101.	ADPT-Houston MPT Holdings LLC	17-31533	30-0914017
102.	Tempe Rural-Baseline Medical Center LLC	17-31534	30-0852296
103.	Colonial Lakes Medical Center LLC	17-31535	90-1004044
104.	ADPT-Houston RE Holdings LLC	17-31536	61-1781468
105.	Texas Regional Hospital LLC	17-31537	37-1753820
106.	Northwest Harris County Medical Center LLC	17-31538	36-4781722
107.	Colorado General Hospital LLC	17-31539	35-2506314
108.	Ohio General ER LLC	17-31540	38-3918055
109.	Victory Lakes Medical Center LLC	17-31541	37-1751372
110.	ADPT-LA MPT Holdings LLC	17-31542	81-0752643
111.	Wadsworth-Belleview Medical Center LLC	17-31543	35-2486458
112.	Conroe Medical Center LLC	17-31544	37-1743660
113.	ADPT-LA RE Holdings LLC	17-31545	81-0758384
114.	Waterside Medical Center LLC	17-31546	36-4767886
115.	Ohio General Hospital LLC	17-31547	80-0956267
116.	AJNH Medical Center LLC	17-31548	36-4729524
117.	OpFree Licensing LP	17-31549	01-0831027
118.	White Settlement Medical Center LLC	17-31550	38-3970573
119.	Converse Medical Center LLC	17-31551	30-0820305
120.	Wilderness-Hardy Oak Medical Center LLC	17-31552	80-0954867
121.	Alamo Heights SA Medical Center LLC	17-31553	35-2547715
122.	Copperwood Medical Center LLC	17-31554	84-1697403
123.	William Cannon Medical Center LLC	17-31555	35-2493839
124.	Algiers Medical Center LLC	17-31556	32-0455775
125.	Creekside Forest Medical Center LLC	17-31557	36-4781064
126.	OpFree RE Investments, Ltd.	17-31558	06-1740727
127.	Culebra-Tezel Medical Center LLC	17-31559	90-1020838
128.	De Zavala Medical Center LLC	17-31560	30-0879734
129.	Alvin Medical Center LLC	17-31561	90-1008817
130.	OpFree, LLC	17-31562	34-2028263
131.	Dublin Medical Center LLC	17-31563	80-0965351
132.	Anthem Medical Center LLC	17-31564	37-1740119
133.	Eagles Nest Medical Center LLC	17-31565	04-3847518
134.	Pearland 518 Medical Center LLC	17-31566	90-1025398
135.	Pearland Parkway Medical Center LLC	17-31567	51-0576704
136.	Pearland Sunrise Medical Center LLC	17-31568	90-1001726
137.	Pflugerville Medical Center LLC	17-31569	45-2552050
138.	Potranco Medical Center LLC	17-31570	80-0966887
139.	Provinces Medical Center LLC	17-31571	80-0967881
140.	Queen Creek Medical Center LLC	17-31572	32-0457346